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                                                                    Exhibit 4(d)

                     ALLEGIANCE CORPORATION RETIREMENT PLAN
                     --------------------------------------




























                             McDermott, Will & Emery
                                     Chicago

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                                TABLE OF CONTENTS
                                -----------------



                           [INTENTIONALLY OMITTED]

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                     ALLEGIANCE CORPORATION RETIREMENT PLAN
                     --------------------------------------



                                  SECTION 1
                                  ---------

                                 Introduction
                                 ------------


         1.1. PURPOSE. The Allegiance Corporation Retirement Plan (the "Plan") is maintained by Allegiance Corporation (the "Company") to encourage eligible employees to save for their retirement, to stimulate interest, initiative and increased efficiency among employees and to share with the employees, through Company contributions, the economic benefits produced by their efforts. The Plan is intended to constitute a cash or deferred/profit sharing plan which meets the requirements of Section 401(a) of the Internal Revenue Code.


         1.2. EFFECTIVE DATE, PLAN HISTORY, PLAN YEAR. The Plan is established effective October 1, 1996 (the "Effective Date"). The Plan is a spin-off from the Baxter International Inc. and Subsidiaries Incentive Investment Plan (As Amended and Restated Effective May 1, 1995) (the "Prior Plan"). The Prior Plan was originally established effective July 1, 1960 and was amended and restated from time to time; various plans were merged into the Prior Plan. The Plan shall be administered on the basis of a Plan Year, which means the twelve-consecutive month period beginning January 1 and ending December 31, provided that the first Plan Year shall be the period beginning on October 1, 1996 and ending on December 31, 1996.


         1.3. THE EMPLOYERS AND THE CONTROLLED GROUP MEMBERS. Any Controlled Group Member may adopt the Plan for the benefit of its Eligible Employees (as defined in Section 2.1) with the Company's consent and pursuant to Section 13. For purposes of the Plan, a "Controlled Group Member" means the Company and any other corporation that is a member of the controlled group of corporations (within the meaning of Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) in which the Company is a member. The Company and the other Controlled Group Members which adopt the Plan pursuant to Section 13 are referred to herein collectively as the "Employers" and individually as an "Employer."


         1.4. ADMINISTRATION OF THE PLAN. The Plan is administered by a plan committee (the "Administrative Committee") consisting of three or more persons appointed by the Company, as described in Section 10. Participants will be notified of the identity of the



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members of the Administrative Committee, and of any change in Administrative
Committee membership. Any notice or document required to be given to or filed with the Administrative Committee will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the Administrative Committee, in care of the Company, at 1430 Waukegan Road, McGraw Park, IL 60085.


         1.5. FUNDING OF BENEFITS. Funds contributed under the Plan are held and invested until distribution by a trustee (the "Trustee") appointed by the Company, in accordance with the terms of a trust agreement, known as the Allegiance Corporation Retirement Trust Agreement (the "Trust"), between the Company and the Trustee which implements and forms a part of the Plan. Investment of the Trust is administered by an investment committee (the "Investment Committee") consisting of three or more persons appointed by the Company, as described in Section 9. Participants will be notified of the identity of the Trustee and the Investment Committee, and of any change in the Trustee or in Investment Committee membership. Copies of the Plan and the Trust, and any amendments thereto, will be on file at the office of the Secretary of the Company where they may be examined by any Participant or other person entitled to benefits under the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust.


         1.6. PLAN SUPPLEMENTS. The provisions of the Plan may be modified by supplements ("Supplements") to the Plan. The terms and provisions of each Supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement.



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                                    SECTION 2
                                    ---------

                                   Eligibility
                                   -----------


         2.1. PARTICIPATION. Subject to the conditions and limitations of the Plan, each Eligible Employee of the Company who was a Participant in the Prior Plan immediately preceding the Effective Date will become a Participant in this Plan on and after the Effective Date. On and after the Effective Date, each other Eligible Employee of an Employer will become a participant in the Plan on the first day of the calendar month which begins with or immediately follows the one-month anniversary of his employment with an Employer.

An "Eligible Employee" means an Employee on the payroll of an Employer incorporated in the United States whose Compensation (as defined in Section 3.5) constitutes wages from employment within the meaning of Sections 3121(a) and (b) of the Federal Insurance Contribution Act on and after the Effective Date by the Employer, and excluding:

         (a) An Employee who is a member of a group of Employees represented by a collective bargaining representative, with respect to which the Plan has not been extended by a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of Employees of which he is a member after good faith bargaining on the subject of employee benefits;

         (b) An Employee who is otherwise excluded from all of the groups of Employees to whom the Plan is extended by the Employers; and

         (c) A leased employee who is considered an Employee under subsection (i) below.

An "Employee" means any person who is a common law employee of an Employer or a Controlled Group Member of an Employer and who is in active employment or on an approved leave of absence. Notwithstanding the foregoing, the following rules shall apply in determining a person's status as an Employee:

                  (i) LEASED EMPLOYEES. An individual who is considered a "leased employee" of an Employer under the provisions of Code Section 414(n)(2) shall be considered an Employee, but not an Eligible Employee, for all purposes of the Plan; provided, however, that such individual shall not be considered an Employee if the leasing organization that employs him covers such individual with a plan

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

                           providing benefits at least as generous as those described in Code Section 414(n)(5).

                  (ii) UNITED STATES CITIZENSHIP. Individuals employed by an Employer and who generally satisfy the requirements of this Section need not be United States citizens to be Employees; provided, however, that individuals who are not United States citizens and who are employed at an Employer's facility in the United States or one of its possessions solely on the understanding that such United States employment is temporary for purposes of training or familiarization with such facility or with such Employer's operations or practices shall not be considered to be Employees;

                  (iii) CERTAIN CITIZENS EMPLOYED ABROAD. Ordinarily an individual must be employed by an Employer and must be employed at one or more of its facilities in the United States or possessions of the United States to be considered an Employee. A United States citizen employed by an Employer at one of its Facilities outside of the United States and its possessions may become an Employee if he satisfies the other requirements of this Section and if the applicable requirements of Sections 401(a) and 404A of the Code and Section 406 or 407 of the Code are satisfied with respect to such Employee;


         2.2. NOTICE OF PARTICIPATION. The Administrative Committee will notify each Employee when he becomes a Participant in the Plan, and will furnish each Participant under the Plan with a copy of a summary plan description.


         2.3. CESSATION OF PARTICIPATION. A Participant shall cease to be a Participant on the later of the date on which such Participant ceases to be an Eligible Employee or the date on which the Participant's Accounts (as defined in Section 5.1) are distributed for his benefit in accordance with the Plan.


         2.4. REEMPLOYMENT. An Eligible Employee who was a Participant or was eligible to participate prior to his Termination of Employment and is reemployed as an Eligible Employee shall recommence participation in the Plan on the first day of the first calendar month beginning after the date of his reemployment. A "Termination of Employment" occurs when a person ceases to be an Employee and ceases to be on the payroll of an Employer or a Controlled Group Member of an Employer. Transfer of employment from an Employer to another Employer or Controlled Group Member or from one Controlled Group Member to another Controlled Group Member or to an

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Employer, shall not constitute a Termination of Employment for purposes of the
Plan. Notwithstanding the foregoing, an individual who has ceased to be an Employee but who remains for a limited period of time on the payroll of an Employer or a Controlled Group Member of an Employer solely for administrative purposes shall incur a Termination of Employment on the date he ceases to be an Employee.



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                                    SECTION 3
                                    ---------

                            Participant Contributions
                            -------------------------


         3.1. PARTICIPANT PAY DEFERRAL CONTRIBUTIONS. Under the terms stated below, and subject to any limitations contained in the Plan, a Participant may elect to make "Pay Deferral Contributions" under the Plan for any Plan Year, beginning with the Plan Year in which he becomes a Participant, in an amount not less than one percent nor more than twelve percent (in multiples of one percent) of his Base Pay (as defined in Section 3.8) for that year. Each election by a Participant under this subsection must be made electronically via telephone in such way as the Administrative Committee determines. Pay Deferral Contributions will become effective as of the first pay period beginning after such elections are properly made, or as soon as administratively feasible. No Pay Deferral Contributions will be effective unless the Participant properly selects the Plan investment fund(s) to which his Pay Deferral Contributions are to be allocated, as described in Section 5.4.


         3.2. PAYMENT OF PAY DEFERRAL CONTRIBUTIONS. A Participant's Pay Deferral Contributions shall be made by his Employer on behalf of the Participant, and shall reduce the Participant's Base Pay at the time of payment. Amounts by which a Participant's Base Pay has been reduced for any pay period shall be paid to the Trustee as soon as practicable thereafter, but no later than the date specified by law.


         3.3. VARIATION, DISCONTINUANCE AND RESUMPTION OF PAY DEFERRAL CONTRIBUTIONS. Once per calendar month, a Participant may elect to change his Pay Deferral Contribution rate (but not retroactively) within the limits specified above, to discontinue contributions or to resume contributions. Any such election shall be made electronically via telephone in such manner as the Administrative Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee. Election changes shall be effective as of the pay period beginning after the election is properly made. A former Participant who is reemployed may recommence Pay Deferral Contributions on the first day of the first calendar month beginning immediately following his reemployment.


         3.4. MAXIMUM AMOUNT OF PAY DEFERRAL CONTRIBUTIONS. In no event shall the amount of Pay Deferral Contributions by a Participant for any calendar year exceed $9,500.00 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that calendar year under Code Section 402(g)). Upon reaching this limit in any year, a Participant's Pay Deferral Contributions shall cease for the remainder of the year. Alternatively, if this limitation is exceeded in any year, such


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

excess Pay Deferral Contributions (and the earnings thereon) shall be distributed to the Participant by April 15 of the following calendar year.


         3.5. LIMITATION ON PAY DEFERRAL CONTRIBUTIONS. Notwithstanding the foregoing provisions of this Section 3, in no event shall the Actual Deferral Percentage for any Plan Year of the Highly Compensated Employees (as defined in
Section 3.9) exceed the greater of:

         (a) the Actual Deferral Percentage of all other Participants for such Plan Year multiplied by 1.25; or

         (b) the Actual Deferral Percentage of all other Participants for such Plan Year multiplied by 2.0; provided that the Actual Deferral Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than 2 percentage points.

The "Actual Deferral Percentage" means a percentage calculated for purposes of this Section 3.5 for (i) the group of Participants who are Highly Compensated Employees and (ii) the group of all other Participants. For each group being tested, the Actual Deferral Percentage shall be the average of the following percentages (calculated separately for each member of the group): Pay Deferral Contributions on behalf of each group member for the Plan Year, divided by his Compensation for the Plan Year. For purposes of this calculation, a Participant means any Eligible Employee. The deferral percentages for individuals and the Actual Deferral Percentage for each specified group shall be calculated to the nearest one-hundredth of one percent. To the extent necessary to satisfy the nondiscrimination test in this Section 3.5 in a particular Plan Year, the Administrative Committee may elect to add to the numerator of the Actual Deferral Percentage fraction (i) any portion of additional Nonelective Contributions (as defined in Section 4.5) made by any Employer that may be treated as a "qualified nonelective contribution" under Code Section 401(k); and/or (ii) any portion of that Plan Year's Matching Contributions that may be treated as a "qualified matching contribution" under Code Section 401(k). Salary reduction contributions made by a Participant under any other tax-qualified defined contribution plan maintained by the Participant's Employer or any Controlled Group Member of such Employer shall be included in computing his deferral percentage to the extent the Company elects to aggregate such other defined contribution plan with the Plan for purposes of the nondiscrimination test of this Section 3.5 or the coverage test of Code Section 410(b).

"Compensation" means the amount paid by the Employers during the Plan Year to such Participant for personal services as an Employee which are required to be reported as taxable income on Form W-2, including the amount of any salary reduction or cash or deferred contributions made by such Participant for the calendar year which coincides with the Plan Year under this Plan and under any other plan maintained by the



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Employers which satisfies the requirements of Code Section 125 or Code Section
401(k). The amount of a Participant's Compensation that may be taken into account for any purpose of the Plan shall not exceed $150,000, as adjusted pursuant to Section 401(a)(17) of the Code, and for this purpose:

         (a) The family aggregation rules of Section 414(q)(6) of the Code shall apply, except that for this purpose the term "family" shall mean only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of that year; and

         (b) If, as a result of the application of these family aggregation rules, the aggregated Compensation of the Participant and those family members would exceed the $150,000 (as adjusted) maximum, then the Compensation of the Participant and each of those family members shall be reduced in proportion to the Compensation of each before the application of this limitation until their aggregate Compensation equals the $150,000 (as adjusted) maximum.

In computing the Compensation of a Participant for all Plan purposes, Compensation paid in currency other than United States dollars shall be converted to United States dollars at the rate of exchange used at that time by his Employer for such purpose. Compensation paid to a Participant before he commences participation in the Plan, and Compensation paid to a Participant after he ceases to receive credit for Hours of Service under the Plan, will not be recognized under the Plan, except where required by applicable law or where the Plan specifically indicates to the contrary.

The Pay Deferral Contributions made by the Highly Compensated Employees will be reduced (in the order of their deferral percentages beginning with the highest percentage) to the extent necessary to meet the requirements of this Section
3.5. If, because of the foregoing limitations, a portion of the Pay Deferral Contributions made by a Highly Compensated Employee may not be credited to his account for a Plan Year, such portion (and the earnings thereon) shall be distributed to such Employee within two and one-half months after the end of that Plan Year. Alternatively, an Employer may make Nonelective Contributions to the Plan to the extent necessary to satisfy this Section 3.5. The Administrative Committee shall designate the Participant for whom the contributions are made. The additional contributions must be made no later than 30 days after the end of the Plan Year, shall satisfy the requirements under Code Section 401(k) for treatment of "qualified nonelective contributions," and shall be credited to the "Before-Tax Account" (as defined in Section 5.1) of each Participant for whom any contribution is made.


         3.6. ROLLOVER CONTRIBUTIONS. On such forms and in such manner as prescribed by the Administrative Committee, a Participant who is an Employee may elect to roll



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over to the Plan amounts credited to his account in a tax-qualified plan of his former employer or amounts held on his behalf in an individual retirement account; provided that the Trustee may accept rollover amounts on behalf of a Participant only to the extent such amounts constitute "eligible rollover distributions" (as defined in Code Section 402(a)(4)). "Rollover Contributions" will be credited to a Rollover Account maintained for the Participant pursuant to Section 5.1. No rollover election will become effective unless the Participant properly selects the Plan investment fund or funds to which the Rollover Contribution is to be allocated (in the manner described in Section 5.4). If a Participant has previously made an investment election applicable to his Pay Deferral Contributions, such election shall apply to his Rollover Contributions.


         3.7. AFTER-TAX CONTRIBUTIONS. The Plan does not permit Participants to make after-tax contributions of any type, but will maintain an "After-Tax Account" (as defined in Section 5.1) on behalf of each Participant who made such contributions to the Prior Plan.


         3.8.     BASE PAYBASE PAY.  "Base Pay" means the following:

          (a) With respect to Employees who are compensated based upon sales commissions, Base Pay includes 75% of the Employee's regular pay, draw and commissions for the Plan Year, but excludes shift differentials, exception pay, Management Incentive Compensation Plan ("MICP"), lump sum merit pay, performance pay and any other payments.

         (b) With respect to Employees who are not compensated based upon sales commissions, Base Pay includes regular pay, back pay, vacation pay, holiday pay, sick pay, funeral pay, jury pay, military pay and other paid absences, but excludes overtime, short-term disability, shift differential, exception pay, MICP, lump sum merit pay, performance pay and any other payments.

The amount of a Participant's Base Pay that may be taken into account for any purpose of the Plan shall not exceed $150,000, as adjusted pursuant to Section 401(a)(17) of the Code, and for this purpose:

                  (i) The family aggregation rules of Section 414(q)(6) of the Code shall apply, except that for this purpose the term "family" shall mean only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of that year; and

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                  (ii)     If, as a result of the application of these family
                           aggregation rules, the aggregated Base Pay of the Participant and those family members would exceed the $150,000 (as adjusted) maximum, then the Base Pay of the Participant and each of those family members shall be reduced in proportion to the Base Pay of each before the application of this limitation until their aggregate Base Pay equals the $150,000 (as adjusted) maximum.

In computing the Base Pay of a Participant for all Plan purposes, Base Pay paid in currency other than United States dollars shall be converted to United States dollars at the rate of exchange used at that time by his Employer for such purpose. Base Pay paid to a Participant before he commences participation in the Plan, and Base Pay paid to a Participant after he ceases to receive credit for Hours of Service under the Plan, will not be recognized under the Plan, except where required by applicable law or where the Plan specifically indicates to the contrary.


         3.9 HIGHLY COMPENSATED EMPLOYEES. A "Highly Compensated Employee" means an Employee described below:

         (a) The Employee was a 5% owner (as defined in Section 416(i)(1) of the Code) of an Employer during that Plan Year or the preceding Plan Year;

         (b) The Employee received more than $100,000 (or such other amount as determined under Section 414(q)(1)(B) of the Code) in annual Compensation from an Employer during the preceding Plan Year;

         (c) The Employee received more than $66,000 (or such other amount as determined under Section 414(q)(1)(C) of the Code) in annual Compensation from an Employer and was a member of a group of Employees of an Employer consisting of the top 20% of Employees when ranked on the basis of Compensation paid during the preceding Plan Year; or

         (d) The Employee was an officer of an Employer and received annual Compensation in excess of 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for that Plan Year or the preceding Plan Year.

A Participant who is not described in subsection (b), (c) or (d) for the year preceding the current Plan Year shall be a Highly Compensated Employee for the current Plan Year if he is described in subsection (b), (c) or (d) for the current Plan Year and he is one of the 100 Employees paid the greatest Compensation during the current Plan Year.



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For purposes of subsection (d), no more than 50 Employees (or, if less, the greater of three Employees or 10% of Employees) shall be treated as officers. However, if all officers of an Employer have less Compensation than the threshold amount stated in subsection (d) for a particular Plan Year, the officer with the highest Compensation for the year shall be treated as described in subsection (d).

If any Employee is a member of the family of a 5% owner or of one of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, then such Employee shall not be considered a separate Employee, and any Compensation paid to him and any contribution made by him or on his behalf shall be treated as if it were Compensation of or contributions by or on behalf of such 5% owner or Highly Compensated Employee. For purposes of the preceding sentence, an Employee's family includes his spouse and his lineal ascendants and descendants and their spouses. The Plan is intended to satisfy the qualification requirements of the Code, including the coverage and nondiscrimination provisions of Code Sections 410(b) and 401(a)(4). If the Administrative Committee determines this Plan would violate such restrictions, then the Administrative Committee is authorized to construe the Plan in a manner necessary to avoid discrimination in favor of Highly Compensated Employees, if the express provisions of the Plan permit such interpretation.



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                                    SECTION 4
                                    ---------

                             Employer Contributions
                             ----------------------


         4.1. MATCHING CONTRIBUTIONS. For each Plan Year, the Employers will make a "Matching Contribution" to the Trustee for allocation to each Participant in an amount equal to one hundred percent of each Participants' Pay Deferral Contributions made for such Plan Year, but not to exceed 3% of each such Participants' annual Base Pay. The Matching Contribution will be credited to Participants ratably as of the end of each payroll period, whether or not Pay Deferral Contributions are made ratably over the Plan Year. The amount of the Employers' Matching Contribution may be reduced by the amount of Forfeitures (as defined in Section 7.4), if any, attributable to prior Matching Contributions and Profit Sharing Account (as defined in Section 5.1) balances which are to be allocated as of the last day of such Plan Year.


         4.2. FIXED CONTRIBUTIONS. Effective January 1, 1997, for each Plan Year, the Employers will make a "Fixed Contribution" to the Trustee for allocation to each Eligible Participant in an amount equal to 3% of each Eligible Participants' Base Pay for such Plan Year, provided that the Employers' contribution shall be reduced by the amount of Forfeitures, if any, attributable to prior Fixed Contributions which are to be allocated as of the last day of such Plan Year. An "Eligible Participant" means a Participant who is employed by an Employer and is an Eligible Employee on the last day of the Plan Year or retired, died during the Plan Year. Each Eligible Participant shall receive an allocation of 3% of his Base Pay allocated to his Fixed Account.


         4.3. TRANSITION CONTRIBUTIONS. Effective January 1, 1997 and for the eight Plan Years beginning on and after January 1, 1997, the Employers will make a "Transition Contribution" to the Trustee for allocation to each Eligible Participant eligible for a Transition I Benefit or Transition II Benefit, in an amount equal to the sum of the amounts owed to all Eligible Participants so entitled. The Transition Contributions will be allocated to such Eligible Participants according to the following schedule:

         (a) TRANSITION I BENEFIT: Each Eligible Participant who, as of October 1, 1996, had at least 55 points and at least 10 Years of Benefit Service, each determined under the Baxter International, Inc. and Subsidiaries Pension Plan shall be entitled to a Transition I Benefit according to the following schedule:

                         Points as of           Contribution as a
                       October 1, 1996         Percent of Base Pay
                       ---------------         -------------------
                           55 through 59             3%
                           60 to 64                  4%
                           65 to 69                  5%
                           70 to 74                  6%
                           75 to 79                  7%
                           80 or more                8%

         (b) TRANSITION II BENEFIT: Each Participant who, as of October 1, 1996, had less than 55 points but at least 15 Years of Benefit Service, each determined under the Baxter International, Inc. and Subsidiaries Pension Plan, shall be entitled to receive a Transition II Benefit of 2% of his annual Base Pay.


         4.4. PERFORMANCE CONTRIBUTION. Effective January 1, 1997, for each Plan Year that the Employers meet certain performance goals established and announced to Participants prior to the beginning of the Plan Year, the Employers will make a "Performance Contribution" to the Trustee in an amount to be determined by the Employers. The amount of such Performance Contribution shall be reduced by the amount of Forfeitures, if any, attributable to prior Performance Contributions which are to be allocated as of the last day of such Plan Year. The Performance Contribution shall be allocated to Participants who are Eligible Participants as of the last day of the applicable Plan Year, PRO RATA according to each Eligible Participants' Base Pay.


         4.5. NONELECTIVE CONTRIBUTIONS. During any Plan Year, the Employers may make a "Nonelective Contribution" to the Trustee in such amount, if any, as shall be determined by the Employers to be necessary under Section 3.5 of the Plan. The Company shall designate the Plan Year on account of which a Nonelective Contribution is made and shall specify the amount of the Nonelective Contribution or a definite basis or formula by which the Nonelective Contribution can be determined within a reasonable time after the end of that Plan Year.


         4.6. LIMITATION ON ALLOCATION OF MATCHING CONTRIBUTIONS.
Notwithstanding the foregoing provisions of this Section 4, in no event shall the Actual Contribution Percentage of the Highly Compensated Employees who are Participants for any Plan Year exceed the greater of:

         (a) the Actual Contribution Percentage of all other Participants for such Plan Year multiplied by 1.25; or

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

         (b) the Actual Contribution Percentage of all other Participants for such Plan Year multiplied by 2.0; provided that the Actual Contribution Percentage of the Highly Compensated Employees does not exceed that of all other Participants by more than 2 percentage points.

The "Actual Contribution Percentage" means a percentage calculated for purposes of this Section 4.6 for (i) the group of Participants who are Highly Compensated Employees and (ii) the group of all other Participants. For each group being tested, the Actual Contribution Percentage shall be the average of the following percentages (calculated separately for each member of the group): Matching Contributions on behalf of each group member for the Plan Year, divided by his Compensation for the Plan Year. The percentages for individuals and the Actual Contribution Percentage for each specified group shall be calculated to the nearest one-hundredth of one percent. Matching Contributions made on behalf of a Participant under any other tax-qualified defined contribution plan maintained by the Participant's Employer or any Controlled Group Member of such Employer shall be included in computing his Actual Contribution Percentage to the extent the Company elects to aggregate such other defined contribution plan with the Plan for purposes of the nondiscrimination test of this Section 4.6 or the coverage test of Code Section 410(b).

For purposes of this Section 4.6, a Participant means any Employee who is eligible to receive Matching Contributions under the Plan. The Matching Contributions allocated to Highly Compensated Employees will be reduced (in the order of their Actual Contribution Percentages beginning with the highest percentage) to the extent necessary to meet the requirements of this Section
4.6. If, because of the foregoing limitations, a portion of the Matching Contributions allocated to a Highly Compensated Employee may not be credited to his Matching Account for a Plan Year, such portion (and the earnings thereon) shall be distributed to such Employee within two and one-half months after the end of that Plan Year.


         4.7. MULTIPLE USE OF ALTERNATIVE LIMITATION. In accordance with Treasury Regulation 1.401(m)-2(c), multiple use of the alternative limitation which occurs as a result of testing under the limitations described in Sections
3.5 and 4.6 will be corrected in the manner described in Treasury Regulation 1.401(m)-1(e). The term "alternative limitation" as used above means the alternative methods of compliance with Sections 401(k) and 401(m) of the Internal Revenue Code contained in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) thereof, respectively.


         4.8. CONTRIBUTION LIMITATIONS. For each Plan Year, the Annual Additions (as defined below) to a Participant's Accounts under the Plan shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the calendar year which begins with or within that Plan Year) or 25 percent of the Participant's Compensation during that Plan Year. The term "Annual Addition" for any Plan Year means the sum of the contributions made the Employers, Pay Deferral Contributions and Forfeitures credited to a Participant's Accounts for that year. Any Pay Deferral Contributions which cannot be allocated to a Participant because of the foregoing limitations (and any gains attributable thereto) shall be returned to him. Any Employer contributions which cannot be allocated to a Participant because of the foregoing limitations shall be applied to reduce the Employers' contributions in succeeding Plan Years, in order of time.

         4.9. COMBINED BENEFIT LIMITATIONS. If a Participant in this Plan also is a Participant in a defined benefit plan maintained by an Employer, the aggregate benefits payable to, or on account of, him under both plans will be determined in a manner consistent with Section 415 of the Internal Revenue Code and Section 1106 of the Tax Reform Act of 1986. Accordingly, there will be determined with respect to the Participant a defined contribution plan fraction and a defined benefit plan fraction in accordance with said Sections 415 and 1106. The benefits provided for the Participant under the defined benefit plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the Participant does not exceed 1.0.


         4.10. LIMITATIONS ON EMPLOYER CONTRIBUTIONS. The Employers' contributions for a Plan Year are conditioned on their deductibility under
Section 404 of the Internal Revenue Code in that year, shall comply with the contribution limitations set forth in Sections 4.8 and 4.9 and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Employer for that year for purposes of Federal taxes on income.


         4.11. PAYMENT OF EMPLOYER CONTRIBUTIONS. The Employers' contributions under the Plan for any Plan Year shall be due on the last day of that Plan Year and, if not paid by the end of that year, shall be payable to the Trustee as soon as practicable thereafter, without interest, but no later than the time prescribed by law for filing the Employers' Federal income tax return for such year, including extensions thereof.


         4.12. VERIFICATION OF EMPLOYER CONTRIBUTIONS. If for any reason the Employers decide to verify the correctness of any amount of calculation relating to their contribution for any Plan Year, the certificate of an independent accountant selected by the Company as to the correctness of any such amount or calculation shall be conclusive on all persons.

         4.13. NO INTEREST IN EMPLOYERS. The Employers shall have no right, title or interest in the Trust fund, nor shall any part of the Trust fund revert or be repaid to the Employers, directly or indirectly, unless:

         (a) the Internal Revenue Service initially determines that the Plan does not meet the requirements of Section 401(a) of the Internal Revenue Code, in which event the contributions made to the Plan by the Employers shall be returned to them within one year after such adverse determination;

         (b) a contribution is made by an Employer by mistake of fact and such contribution is returned to the Employer within one year after payment to the Trustee; or

         (c) a contribution conditioned on the deductibility thereof is disallowed as an expense for Federal income tax purposes and such contribution (to the extent disallowed) is returned to the Employer within one year after the disallowance of the deduction.

Contributions may be returned to the Employers pursuant to subsection (a) above only if they are conditioned upon initial qualification of the Plan, and an application for determination was made by the time prescribed by law for filing the Company's Federal income tax return for the taxable year in which the Plan was adopted (or such later date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to the Employers pursuant to subsections (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust fund and by any losses of the Trust Fund (as defined in Section 5.2) allocable thereto, and in no event may the return of such contribution cause any Participant's account balances to be less than the amount of such balances had the contribution not been made under the Plan.

                                    SECTION 5
                                    ---------

                         Investments and Plan Accounting
                         -------------------------------


         5.1. PARTICIPANT ACCOUNT BALANCE. The Administrative Committee shall establish and maintain the following separate Accounts with respect to
Participants:

         (a) BEFORE-TAX ACCOUNT. A "Before-Tax Account" shall be maintained for each Participant. This account shall represent the amount of such Participant's Pay Deferral Contributions to this Plan and the Prior Plan and the expenses, distributions, earnings and losses attributable to such account.

         (b) MATCHING ACCOUNT. A "Matching Account" shall be maintained for each Participant. This account shall represent the portion of the Matching Contributions allocated to such Participant under the Plan and the Prior Plan and the expenses, distributions, earnings and losses attributable to such account.

         (c) FIXED ACCOUNT. A "Fixed Account" shall be maintained for each Participant. This account shall represent the portion of the Fixed Contributions allocated to such Participant under the Plan and the expenses, distributions, earnings and losses attributable to such account.

         (d) TRANSITION ACCOUNT. A "Transition Account" shall be maintained for each Participant for whom Transition Contributions have been made. This account shall represent the portion of the Transition Contributions allocated to such Participant under the Plan and the expenses, distributions, earnings and losses attributable to such account.

         (e) PERFORMANCE ACCOUNT. A "Performance Account" shall be maintained for each Participant. This account shall represent the portion of the Performance Contributions allocated to such Participant under the Plan and the expenses, distributions, earnings and losses attributable to such account.

         (f) PROFIT SHARING ACCOUNT. A "Profit Sharing Account" shall be maintained for each Participant on whose behalf a Profit Sharing Account was maintained under the Prior Plan immediately prior to the Effective Date of the Plan. This account shall reflect the expenses, distributions, earnings and losses attributable to such account.

         (g) AFTER-TAX ACCOUNT. An "After-Tax Account" shall be maintained for each Participant on whose behalf an After-Tax Account was maintained for his supplemental after-tax contributions under the Prior Plan immediately prior to the Effective Date of the Plan. This account shall include any amounts previously rolled over into this account from the Participant's "Pre-1983 Mandatory Contribution Account" and/or "Pre-1983 Voluntary Contribution Account" in the Prior Plan. This account shall reflect the expenses, distributions, earnings and losses attributable to such account.

         (h) ROLLOVER ACCOUNT. A "Rollover Account" shall be maintained for each Participant whose benefits under another plan described in Section 401(a) of the Code, other than the Prior Plan, are transferred to the Trust Fund in accordance with Section 3.6 for the subsequent payment of such amounts in accordance with this Plan. This account shall reflect the expenses, distributions, earnings and losses attributable to such account.

The Accounts represent the Participants' interests in the Plan and Trust Fund and are intended as bookkeeping account records to assist the Investment Committee in the administration of the Plan.


         5.2. INVESTMENT OF ACCOUNTS. All of the assets held by the Trustee, Investment Managers and insurance institutions in accordance with the Plan and Trust shall be known as the "Trust Fund". The Trustee, the Investment Managers and any insurance institutions responsible for investment of the Trust Fund are permitted to commingle the assets of the Trust Fund for purposes of investment with the assets of other plans or trusts which are intended to qualify for a federal tax exemption under Sections 401(a) and 501(a) of the Code. Any documents which are required to be incorporated in the Plan and the Trust Agreement to permit such commingled investments are hereby incorporated. Except to the extent required by Sections 5.3 and 5.4, segregated investment of Plan and Trust Fund assets shall not be required with respect to any one or more Participants. Each of the Accounts invested in a particular investment fund shall represent an undivided interest in such investment fund which corresponds to the balance of such Account.

         5.3. INVESTMENT FUNDS. From time to time the Investment Committee may cause the Trustee, an Investment Manager or an insurance institution to establish one or more investment funds for the investment and reinvestment of the Trust Fund. Although the Investment Committee may arrange with the Trustee, Investment Managers and insurance institutions for the establishment of investment funds, the continued availability of these funds cannot be assured nor is it possible to assure that the arrangements or the investment funds managed by a particular Investment Manager, by the Trustee or by an insurance institution will continue to be available on the same or similar terms. Participants may invest the total amount of their Accounts among the investment funds made available by the Investment Committee from time to time for such purpose. Such funds shall allow Participants to select from a range of alternatives that offer different types of investments and different risk and return characteristics.

         The Investment Committee may determine that Participants shall exercise direction and control over the investment of their Accounts in a manner intended to insulate Plan fiduciaries from liability for investments under Section 404(c) of ERISA, and, if so, the investment funds established by the Investment Committee pursuant to this Section 5.3 shall comply with the requirements of
Section 404(c) of ERISA.


         5.4. INVESTMENT ELECTIONS. Each Participant, in accordance with rules promulgated under the Plan shall direct the investment of his Accounts in one or more of the investment funds available under the Plan. With respect to the investment funds referred to in Section 5.3 above, such investment elections shall be subject to the following limitations:

         (a) INITIAL INVESTMENT ELECTION. At the same time and in the same manner that a Participant makes his initial Pay Deferral Contribution election or makes a Rollover Contribution, the Participant must direct the Trustee (electronically via telephone) as to the investment funds to which the amounts credited to his Accounts shall be invested. Participants shall invest the total amount of the Accounts in any combination (in 1% increments) of the available investment funds. All investment elections shall continue in force until properly changed in accordance with subsection (b) below. If the Participant fails to make an investment election, the Participant's Accounts will be invested in the investment fund designated by the Investment Committee as the principal preservation fund.

         (b) CHANGES IN INVESTMENT ELECTIONS. A Participant may change his investment directions no more than one time in each calendar month. A Participant may change his investment direction as to future contributions, as to the amounts already in his Accounts or as to both. Changes in investment elections shall be effected electronically via telephone in the manner prescribed by the Investment Committee and shall become effective on the day the election is properly made (or on the following business day, if made after 3:00 p.m. central time).

         (c) SEPARATE ELECTIONS. Both with respect to initial investment elections and changes in investment elections, separate elections shall be made as follows:

                  (i) One election shall apply to the balance, as of the effective date of the election, in the Participant's Matching Account, Fixed Account, Transition Account, Performance Account, Profit Sharing Account, and additions thereto; and

                  (ii) One election shall apply to the balance, as of the effective date of the election, in the Participant's Before-Tax Account, After-Tax Account, Rollover Account and additions thereto.

         (d) SPECIAL LIMITATIONS AND PROCEDURES APPLICABLE TO THE ALLEGIANCE COMMON STOCK FUND. The following limitations and procedures shall be applicable to investment elections which specify investment of a portion of the Participant's Accounts in the investment fund known as the Allegiance Common Stock Fund which holds shares of common stock of the Company ("Company Common Stock"):

                  (i) The aggregate amount of the assets of the Plan which may be invested in the Allegiance Common Stock Fund shall be limited by the Investment Committee to the extent the Investment Committee deems necessary to prevent the Plan from holding 5% or more of then outstanding Common Stock of the Company or such other amount as shall be necessary to assure that the Plan does not become subject to the provisions of Section 13(d) of the Securities Exchange Act of 1934.

                  (ii) VOTING OF COMMON STOCK OF THE COMPANY. Pursuant to the terms set forth in the Trust Agreement, each Participant having an interest in the Allegiance Common Stock Fund shall have the right to direct the manner in which the Trustee shall vote the Company Common Stock credited to the Participant's Accounts. Before each annual or special meeting of shareholders of the Company, there will be sent to each applicable Participant a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote the Company Common Stock allocated to such Participant's Accounts. Instructions will be mailed directly to the Trustee to preserve confidentiality. Upon receipt of such instructions, the Trustee will vote such shares as instructed. The Trustee will vote Company Common Stock allocated to Participants' Accounts for which the Trustee receives no valid voting instructions and Company Common Stock not credited to Participant's Accounts, if any, held in the Trust Fund in a manner consistent with the provisions of the Trust Agreement and applicable law. The Investment Committee may, but is not required to, direct the Trustee with respect to the voting of Company Common Stock described in the previous sentence, and the Trustee will follow such directions except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law. The Trustee may not divulge information with respect to any Participant's directions regarding voting of Company Common Stock allocated to his Accounts.

             (iii) OFFERS FOR COMPANY COMMON STOCK. Pursuant to the terms set forth in the Trust Agreement, in the event that the stockholders of the Company have received an offer, including a tender offer, for the purchase or exchange of their shares of Company Common Stock, the following provisions shall apply:

                           (A) Each Participant having an interest in the Alliance Common Stock Fund shall have the right to direct the Trustee concerning the sale or tendering of the number of shares of Company Common Stock credited to the Participant's Accounts.

                           (B) The Trustee will use its best efforts to communicate or cause to be communicated to all Participants the provisions of the Plan and Trust Agreement relating to such offer, all communications directed generally to the owners of the securities to whom the offer is made or available, and any communications that the Trustee may receive from persons making the offer or any other interested party (including the Company) relating to the offer. The Company and the Investment Committee will provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with these communications to Participants. Neither the Company nor the Trustee may interfere in any manner with any Participant's investment decision with respect to such an offer.

                           (C) If the offer is for all Company Common Stock held by the Trustee in the Trust Fund, then the Trustee will:

                                    (1)     Accept or reject the offer with
                                            respect to Company Common Stock
                                            allocated to each Participant's
                                            Accounts according to that
                                            Participant's direction, except
                                            where to do so would be a breach of
                                            the Trustee's duties under the Trust
                                            Agreement or applicable law; and

                                    (2)     Accept or reject the offer with
                                            respect to Company Common Stock
                                            allocated to Participants' Accounts
                                            for which no valid direction was
                                            received by the Trustee and with
                                            respect to unallocated Company
                                            Common Stock held in the Trust Fund
                                            in the Trustee's sole discretion.

                                    The Trustee may not divulge information with respect to any Participant's investment decision regarding the offer.

                           (D) If the offer is for less than all the Company Common Stock held by the Trustee in the Trust Fund, all provisions of paragraphs
                                    (A) through (C) will be applied to that
                                    offer, except that each Participant will have the opportunity to make an investment decision for a pro rata portion of the Company Common Stock allocated to his Accounts and the Trustee, after effecting those investment decisions, will make its acceptance or rejection of the offer with respect to a pro rata portion of the Company Common Stock allocated to Accounts for which it received no valid investment instructions or which is held unallocated in the Trust Fund, so that the offer has been accepted or rejected with respect to the full amount of Company Common Stock held by the Trustee in the Trust Fund which was subject to the offer.

                           (E)      Notwithstanding the provisions of paragraphs
                                    (C) and (D) above, the Investment Committee may, but is not required to, direct the Trustee with respect to the acceptance or rejection of any offer described in paragraph (C) or (D) with respect to Company Common Stock allocated to Participants' Accounts for which no valid investment instructions are received by the Trustee and with respect to unallocated Company Common Stock held in the Trust Fund, and the Trustee shall accept or reject any such offer in accordance with any such directions from the Investment Committee to the Trustee with respect to the offer, except where to do so would be a breach of the Trustee's duties under the Trust Agreement or applicable law.

                           (F) Following the Trustee's sale or tender of shares pursuant to the terms of this subsection, the proceeds from the sale or tender of the shares credited to the affected Participant's Accounts shall be subject to the Participant's investment direction.


         5.5. INVESTMENT FUND ACCOUNT. The undivided interest of each Participant's Accounts in an investment fund shall be determined in accordance with the accounting procedures specified in the Trust Agreement, investment management agreement, insurance contract, custodian agreement or other document under which such investment fund is maintained (the "Investment Fund Document"). To the extent not inconsistent with such procedures, the following rules shall apply:

         (a) DEPOSITS. Amounts deposited in an investment fund shall be deposited by means of a transfer of such amounts to such investment fund to conform with the investment elections properly received in accordance with Section 5.4.

         (b) TRANSFERS. Amounts required to be transferred from an investment fund to satisfy benefit payments and required transfers to effectuate investment elections in accordance with Section 5.4 shall be transferred from such investment funds as soon as practicable following receipt by the Trustee or Investment Manager of proper instructions to complete such transfers.

         (c) ALLOCATION OF FUND EARNINGS. Except as provided in the applicable Investment Fund Document, all amounts deposited in an investment fund shall be invested as soon as practicable following receipt of such deposit. Notwithstanding the primary purpose or investment policy of an investment fund, assets of any investment fund which are not invested in the primary investment vehicle authorized by the Investment Fund Document shall be invested in such short term instruments or funds as the Trustee or applicable Investment Manager or insurance institution shall determine pending investment in accordance with such Investment Fund Document.

         (d) ACCOUNTING FOR PURCHASES AND SALES OF COMPANY COMMON STOCK. Purchases and sales of Company Common Stock shall be made for the

                  Allegiance Common Stock Fund in accordance with the provisions of the Trust Agreement and in accordance with the following:

                  (i) No commissions shall be paid in connection with purchases or sales of Company Common Stock from or to any disqualified person or party in interest (as defined for purposes of Section 4975(e)(2) of the Code or Section 3(14) of ERISA).

                  (ii) Purchases of Company Common Stock other than purchases on the New York Stock Exchange (the "Exchange") shall be at a price not greater than the last recorded sales price quoted for such shares on the Exchange on the last trading day on which there was a recorded sale of such shares immediately preceding the date of such purchases (the "Exchange Trading Price").

                  (iii) Sales of Company Common Stock other than sales on the Exchange shall be at a price not less than the Exchange Trading Price (as defined in subparagraph
                            (ii) above).

                  (iv) In-kind contributions of the Employers, including contributions of Company Common Stock, are valued at fair market value. For this purpose Company Common Stock shall be valued as of the date of such contribution at the then Exchange Trading Price (as defined in subparagraph (ii) above but determined as of the end of the date on which such contribution is made if such date is a trading day on the Exchange). If there are no sales of Company Common Stock on the date as of which the Exchange Trading Price is determined, then the fair market value of such common stock shall be the mean of the bid and asked prices for such date.

                  (v) If the Investment Committee is unable to determine the Exchange Trading Price (as defined in subparagraph (ii) above) because sales prices on the Exchange are not so quoted, such quotes are not available to the Investment Committee or for any other reason, then the Investment Committee may utilize a composite index price or other price which is generally accepted for the establishment of fair market value in lieu of the Exchange Trading Price for purposes of the restrictions of subparagraphs
                            (ii) and (iii) above.


         5.6. EXPENSES. Unless paid by the Employers, all costs and expenses incurred in connection with the general administration of the Plan and Trust shall be allocated among each investment funds in the proportion in which the amount invested in each such fund bears to the amount invested in all funds as of the Accounting Date preceding the date of allocation. An "Accounting Date" is each day of the Plan Year that the New York Stock Exchange is open for trading. All costs and expenses directly identifiable to one fund shall be allocated to that fund. No commission expenses shall be paid from the Plan with respect to transactions described in Section 5.5(d)(i).


         5.7. CREDITING EMPLOYER CONTRIBUTIONS. Employer Matching Contributions shall be credited to the appropriate Accounts of Participants as of the first Accounting Date coincident with or next following the end of the payroll period for which such contributions are made, regardless of the date such contributions are actually made. Fixed Contributions, Transition Contributions and Performance Contributions shall be credited to the appropriate Accounts of Participants as of the last day of the Plan Year, regardless of when paid to the Trustee. Expenses, distributions, earnings or losses attributable to such amounts shall be separately credited pursuant to Sections 5.6 and 5.9.


         5.8. CREDITING PAY DEFERRAL CONTRIBUTIONS. Pay Deferral Contributions shall be credited to the appropriate Accounts as of the first Accounting Date coincident with or next following the end of the payroll period for which such contributions are made, regardless of the date such contributions are actually made. Expenses, distributions, earnings or losses attributable to such amounts shall be separately credited pursuant to Sections 5.6 and 5.9.


         5.9. ADJUSTMENT OF ACCOUNT BALANCES. As of each Accounting Date the Investment Committee shall cause the Accounts of Participants to be adjusted to reflect adjustments in the value of the Trust Fund, to reflect contributions (net of Forfeitures) credited in accordance with Sections 5.7 and 5.8 and to reflect distributions of benefits (including transfers and withdrawals) as follows:

         (a) First, adjust the Accounts as of the last Accounting Date of all Participants to reflect the Adjusted Net Worth (as described below) of the Trust Fund by applying the earnings adjustment rules applicable to each investment fund and crediting earnings for segregated investments to the appropriate Accounts of the Participants to whom such investments pertain; and

         (b) Next, credit Employer Matching Contributions, Fixed Contributions, Transition Contributions and Performance Contributions, including Forfeitures applied towards such contributions in accordance with Section 5.4, and Participant Pay Deferral Contributions to the proper Accounts; and

         (c) Finally, charge to the proper Accounts all distributions made since the previous Accounting Date.

The "Adjusted Net Worth" of the Trust Fund as of any date means the fair market value of the Trust Fund as determined by the Trustee. If an error in the adjustment of Accounts under this Section is discovered, the Investment Committee shall correct such error either (i) by crediting or changing the adjustment necessary to make such correction to or against income or unclaimed amounts or as an expense of the Trust Fund for the Plan Year in which the correction is made or (ii) by requiring the Participant's Employer to make a special contribution to the Plan.


         5.10. STATEMENT OF ACCOUNT. As soon as practicable after the last day of each Plan Year, each participant will be furnished with a statement reflecting the condition of his Accounts in the trust fund as of that date. No Participant, except one authorized by the Administrative Committee, shall have the right to inspect the records reflecting the Accounts of any other Participant.

                                    SECTION 6
                                    ---------

                             Period of Participation
                             -----------------------


         6.1. RESTRICTED PARTICIPATION. When payment of all of a Participant's Account Balances is not made at his Settlement Date (as defined in Section 6.2), the Participant or his Beneficiary will be treated as a Participant for all purposes of the Plan, except as follows:

         (a) The Participant will not share in Employer contributions and Forfeitures after his Settlement Date except for certain contributions and Forfeitures due for the Plan Year in which the Participant terminated employment, as provided in Section 5.

         (b) The Beneficiary of a deceased Participant cannot designate a Beneficiary under Section 7.9.


         6.2. SETTLEMENT DATE. A Participant's "Settlement Date" will be the date on which he incurs a Termination of Employment with the Employers because of the first to occur of the following:

         (a) NORMAL OR LATE RETIREMENT. The date of the Participant's retirement on or after reaching age 65 his "Normal Retirement Date." A participant's right to his Account Balances shall be nonforfeitable on and after his Normal Retirement Date.

         (b)      DEATH. The date of the Participant's death.

         (c) TERMINATION. The date the Participant resigns or is dismissed from the employ of the Employers for a reason other than Normal or Late Retirement.

                                    SECTION 7
                                    ---------

                          Payment of Account Balances
                          ---------------------------


         7.1. RETIREMENT OR DEATH. If a Participant's employment with the Employers is terminated because of retirement under Section 6.2(a) or if a Participant dies while in the employ of an Employer, the balances in all of his Accounts as at the Accounting Date coincident with or next preceding his Settlement Date (after all adjustments required under the Plan as of that date have been made) shall be nonforfeitable and shall be distributable to him, or in the event of his death to his Beneficiary, under this Section 7.


         7.2. OTHER TERMINATIONS. If a Participant terminated from the employ of an Employer before retirement under Section 6.2(a), the balances in his Before-Tax Account, After-Tax Account and Rollover Account as at the Accounting Date coincident with or next preceding his Settlement Date (after all adjustments required under the Plan as of that date have been made) shall be nonforfeitable and shall be distributable to him under this Section 7 depending upon the Participant's Years of Service (as defined in Section 7.3). The balances in his Matching Account, Fixed Account, Transition Account, Performance Account and Profit Sharing Account as at the Accounting Date coincident with or next preceding his Settlement Date (after all adjustments required under the Plan as of that date have been made) shall be determined in accordance with the following schedule:

                  If the Participant's               The Vested Percentage
                  Number of Years of                 of His Accounts
                  Service Is:                        Will Be:
                  ------------------                 ---------------------
                  Less than 5 years                             0%
                  5 years or more                             100%

Notwithstanding the preceding sentence, if a Participant in the Plan was a participant in the Prior Plan immediately preceding the Effective Date and became a Participant in the Plan on the Effective Date, the balances in his Matching Account, Fixed Account, Transition Account, Performance Account, and Profit Sharing Account shall be determined in accordance with the following schedule:

                  If the Participant's               The Vested Percentage
                  Number of Years of                 of His Accounts
                  Service Is:                        Will Be:
                  ------------------                 ---------------------
                  Less than 1 year                           0%
                  1 year but less than 2 years               20%
                  2 years but less than 3 years              40%
                  3 years but less than 4 years              60%
                  4 years but less than 5 years              80%
                  5 years or more                            100%

The resulting balances in his Matching Account, Fixed Account, Transition Account, Performance Account and Profit Sharing Account will be distributable to the Participant under Section 7.5.


         7.3. YEARS OF SERVICE. "Year of Service" means each Plan Year during which an Employee earns at least 1,000 Hours of Service, and shall include:

         (a) All Years of Service earned by an Employee while employed by an Employer or a Controlled Group Member of an Employer (but only recognizing employment while the corporation was an Employer or a Controlled Group Member).

         (b) All Years of Service earned by an Employee while employed by a corporation that becomes a Controlled Group Member of an Employer, but only if the Employee is employed on the date the corporation becomes a Controlled Group Member of an Employer. Credit shall be given at the rate of 45 Hours of Service for each week during such period (but not to exceed 1,000 Hours of Service per Plan Year).

         (c) For Employees of an Employer on the Effective Date who were Participants in the Prior Plan immediately prior to the Effective Date, all Years of Service earned under the Prior Plan.

If an Employee has at least one Year of Service, he shall never lose such Years of Service regardless of when he returns to employment as an Employee.

An "Hour of Service" means:

                  (i) DUTY HOURS. Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or by a Controlled Group Member of an Employer for the performance of duties.

                  (ii) NON-DUTY HOURS. Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or by a Controlled Group Member of an Employer for reasons (such as vacation, holidays, sickness, disability, layoff, severance pay, jury duty, military duty or paid leave of absence) other than the performance of duties, irrespective of whether the Employee has incurred a Termination of Employment. Notwithstanding the preceding sentence,

                           (A) No more than 501 Hours of Service are required to be credited under this subsection (ii) to an Employee on account of any single continuous period during which the Employee performs no duties;

                           (B) No Hours of Service will be credited if payment is made solely to comply with applicable workers' compensation or disability insurance laws; and

                           (C) No Hour of Service will be credited for payments made to reimburse an Employee for medical expenses incurred by the Employee;

                  (iii) BACK-PAY HOURS. Each hour for which no credit has been given under subsections (i) or (ii) above, but for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or by a Controlled Group Member of an Employer.

                  (iv) MILITARY SERVICE HOURS. Each hour of the normally scheduled work week during a period the Employee is absent from employment with an Employer or a Controlled Group Member of an Employer for voluntary or involuntary military service with the armed forces of the United States, but not to exceed the period required under the law and pertaining to veteran's reemployment rights; provided, however, if the Employee fails to report to work with an Employer or a Controlled Group Member of an Employer at the end of such absence during which he has reemployment rights under the law, the Employee shall not receive credit for hours on such leave (other than for purposes of subsection (ii) above).

The number and method of Hours of Service to be credited shall be in accordance with the provisions of Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, U.S. Department of Labor, 29 CFR Section 2530.200b-2(b) which are hereby incorporated by reference. With respect to Employees for whom records are not ordinarily maintained, as of the first day of any week during which such Employees are required to be credited with at lease one Hour of Service, they shall be credited with 45 Hours of Service for such week. Hours shall be credited for the periods to which such hours pertain rather than the periods during which payment for such hours is made or received. Hours required to be credited for more than one reason under this Section which pertain to the same period of time shall be credited only once.


         7.4. FORFEITURES. The amounts by which a Participant's Matching Account, Fixed Account, Transition Account, Performance Account and Profit Sharing Account are reduced under subsection 7.2 shall each be a "Forfeiture." A Forfeiture shall be treated as a separate account until the earlier of the date the Participant receives a distribution of his entire Account Balances or incurs his fifth consecutive one-year Break in Service, and then each Forfeiture attributable to prior Matching Contributions, Fixed Contributions, Transition Contributions and Performance Contributions shall be applied in the manner provided in Section 4 to reduce such contributions as of that date, and when so applied will be treated as though it were the respective contributions made under Section 4; and each remainder attributable to prior Profit Sharing Contributions shall be used to reduce Matching Contributions required under
Section 4.1 If the Participant is reemployed by an Employer before he incurs five consecutive one-year Breaks in Service, Section 7.5 shall apply.


         7.5. BENEFIT COMMENCEMENT DATE. Except as otherwise provided in this Section or Section 7.6, the Accounts of a Participant who incurs a Termination of Employment shall be distributed in accordance with Section 7.6 as soon as practicable following the Participant's Normal Retirement Date. Notwithstanding the preceding sentence, the following rules shall apply for purposes of determining the benefit commencement date for any Participant or Beneficiary:

         (a) CASH-OUT OF SMALL AMOUNTS. If the vested portion of a Participant's Accounts does not exceed $3,500, the Administrative Committee shall direct the Trustee to distribute such amount to the Participant (or to the Beneficiary, if appropriate) in a single sum without the consent of the Participant. The remaining portion shall be treated as a Forfeiture. A distribution pursuant to this subsection shall be made as soon as administratively practicable following the Participant's Termination of Employment.

         (b) RESTRICTIONS ON IMMEDIATE DISTRIBUTION. If the vested portion of a Participant's Accounts exceeds $3,500, the Participant must consent to any distribution commencing prior to his Normal Retirement Date; provided, however, that consent under this subsection is not required to make distributions necessary to satisfy Code Section 401(a)(9) or 415. In order for a distribution to commence prior to a Participant's Normal Retirement Date, the Participant must elect such a distribution electronically via telephone in the manner prescribed by the Administrative Committee. Distributions made pursuant to such Participant election shall be valued as of the Accounting Date on which the Participant makes his final request for distribution.

         (c) COMMENCEMENT DATE IN ABSENCE OF PARTICIPANT DIRECTION. Subject to Section 7.6, distribution of a Participant's Accounts which are distributable in accordance with Sections 7.1 or 7.2 shall commence as soon as practicable after the Participant attains Normal Retirement if the Participant has not made a proper election to commence his distributions prior to his Normal Retirement Date, pursuant to subsection (b) above, provided that distribution of such Accounts shall commence no later than the 60th day after the end of the Plan Year in which the latest of (i), (ii) or (iii) below occurs.

                  (i)         The date the Participant attains 65 years of age;

                  (ii) The date of the Participant's Termination of Employment; or

                  (iii) The tenth anniversary of his initial Plan participation.

         (d) BENEFIT COMMENCEMENT DATE OF BENEFICIARY. If a Participant dies prior to the commencement of his benefits, and the vested portion of the Participant's Accounts exceeds $3,500, benefits payable to his spouse or other Beneficiary shall commence in accordance with the election of such spouse or Beneficiary, pursuant to Section 7.6. Notwithstanding the foregoing, the commencement and duration of benefit payments to spouses and other Beneficiaries shall be subject to the requirements of Code Section 401(a)(9). In addition, no benefits shall be paid to any spouse or other Beneficiary prior to the completion by the Administrative Committee of its determination of the status of such spouse or other Beneficiary as a proper payee with respect to such Participant. If the Participant's surviving spouse dies prior to commencement of such benefits, the benefits payable to any contingent Beneficiary shall commence no later than the last day of the calendar year following the calendar year in which such surviving spouse's date of death occurs. For purposes of this subsection, a Participant's benefits shall be deemed to have commenced on the date the Participant requests payment of his distribution, in accordance with subsection (b).

         (e) ALTERNATE PAYEE COMMENCEMENT DATE. Benefits payable to a former spouse or other member or former member of the Participant's family pursuant to a Qualified Domestic Relations Order (as defined in Code Section 414(p)) will commence no sooner than the date the Administrative Committee or its delegate completes its determination that the order satisfies the requirements set forth in Code Section 414(p). If the value of the alternate payee's distribution does not exceed $3,500, it shall be distributed in a single sum without the consent of the alternate payee as soon as practicable following the date referred to in the preceding sentence. If the value of the alternate payee's distribution exceeds $3,500, then the commencement of benefits payable to the alternate payee shall be subject to the rules set forth herein as applied to the applicable Participant, in accordance with such alternate payee's elections, made pursuant to Section
                  7.6. For such purpose, the alternate payee shall have the same payment options as are available to Participants; provided, however, that no distribution to an alternate payee shall violate the provisions of Code Section 401(a)(9) or 414(p) or the terms of the applicable Qualified Domestic Relations Order.

         (f) MINIMUM REQUIRED DISTRIBUTION RULES. The requirements of this subsection are intended to reflect the applicable rules of Code Section 401(a)(9) for pre-death distributions and shall take precedence over any inconsistent provisions of the Plan. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's "required beginning date." The required beginning date of a Participant who attains age 70 1/2 on or after January 1, 1988 is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. The required beginning date of any Participant who attained age 70 1/2 before January 1, 1988 shall be determined in accordance with the provisions of Section 401(a)(9) of the Code. If the Participant's benefit is to be distributed in installments, the following minimum distribution rules shall apply on or after the required beginning date:

                  (i)      If a Participant's benefit is to be distributed over
                           (A) a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and Beneficiary or (B) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year must be at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  (ii) Life expectancy (or joint life expectancy) shall be calculated by use of the expected return multiples in Tables V and VI of Treasury

                           Regulation Section 1.72-9. Life expectancy shall not be recalculated unless required by Code Section 401(a)(9).

                  The hierarchy for distributions required to be made pursuant to this subsection (f) shall be the hierarchy applicable to installment distributions provided in Section 7.6(c).


         7.6. METHODS OF BENEFIT PAYMENT. Participants and, if applicable, Beneficiaries shall make elections regarding the methods of benefit payments in such manner and at such times as the Administrative Committee shall require. A Participant's Accounts shall be distributed to him, or in the event of his death to his Beneficiary, in one of the following methods:

         (a) SINGLE SUM FORM OF PAYMENT. This is the normal form of benefit payment. Unless an optional method of payment is elected by the Participant in accordance with subsection (b), (c), or (d) below, or by the Participant's Beneficiaries in accordance with subsection (c) or (d) below, the Participant's Accounts will be distributed in a single sum, provided that if the Participant's Accounts exceed $3,500, distribution thereof in a single sum may not be made prior to certain designated times without the Participant's or Beneficiaries' consent, if required pursuant to Section 7.6.

         (b) OPTIONAL ANNUITY FORMS OF PAYMENT. If the Participant's Accounts exceed $3,500, he may elect to have his Accounts distributed in the form of an annuity contract subject to the following restrictions:

                  (i) JOINT AND SURVIVOR FORM. If a Participant elects to have his Accounts distributed in an annuity form, he has a spouse to whom he has been legally married for the entire one-year period ending on his Benefit Commencement Date and he does not elect (with the consent of his spouse, as provided in Section 7.8) the optional form of payment under subparagraph (iii) below, then the Participant's Accounts shall be distributed by purchase of an annuity contract in the form of a Qualified Joint and Survivor Annuity. A "Qualified Joint and Survivor Annuity" is an annuity for the life of the Participant with a survivor annuity for the life of his spouse in an amount which is 50% of the annuity payable during the joint lives of the Participant and such spouse.

                  (ii) PRE-RETIREMENT SURVIVOR FORM. If distribution of the Participant's Accounts does not commence prior to his death, he elects an annuity form of payment, he has a spouse to whom he has been legally married for the entire one-year period ending on the date of his death and he has not elected (with the consent of his spouse, as provided in Section 7.8) the optional form of payment under subparagraph (iii) below to his Beneficiary, then the Participant's Accounts shall be distributed by purchase of an annuity contract in the form of a Qualified Pre-Retirement Survivor Annuity. A "Qualified Pre-Retirement Survivor Annuity" is an annuity for the life of the Participant's surviving spouse.

                  (iii) STRAIGHT LIFE ANNUITY FORM. If a Participant elects an annuity form of payment and either (A) he does not have a spouse to whom he has been legally married for the entire one-year period ending on the earlier of his Benefit Commencement Date or his date of death or
                           (B) he elects this form of payment with the consent of his spouse (in accordance with Section 7.8), then the Participant's Accounts shall be distributed by purchase of an annuity contract in the form of a single life annuity payable over the life of the Participant or, if the Participant is deceased at the time the annuity is purchased, over the fife of his Beneficiary, provided that no annuity will be purchased under this subparagraph (iii) for the benefit of more than one individual Beneficiary.

         (c) OPTIONAL INSTALLMENT FORM OF PAYMENT. If the Participant's Accounts exceed $3,500, the Participant or his Beneficiaries, as applicable, may elect to have the Participant's Accounts distributed in the form of substantially equal annual, quarterly or monthly installment payments. Such installment payments shall not be payable over a period of time in excess of the maximum installment period permitted by Code Section 401(a)(9). Installment distributions shall be deducted from the Participant's Accounts in the following order (and shall be deducted on a pro rata basis from the investment funds to which amounts in such Accounts are allocated):

                  (i)         After-Tax Account (exclusive of earnings).

                  (ii)        After-Tax Account earnings.

                  (iii)       Rollover Account.

                  (iv)        Profit Sharing Account.

                  (v)         Fixed Account.

                  (vi)        Transition Account.

                  (vii)       Performance Account.

                  (viii)      Matching Account.

                  (ix)        Before-Tax Account.

         (d) PARTIAL SINGLE SUM FORM OF PAYMENT. A Participant or his Beneficiaries, as applicable, may elect to have less than 100% of the Participant's Accounts paid in a single sum. Such election shall be made in accordance with the procedures described in Section 7.6(c). The hierarchy for distributions made pursuant to this subsection shall be the hierarchy applicable to installment distributions provided in subsection
                  (c) above.

Benefits may be distributed in cash or, if applicable, in whole shares of Company Common Stock from the Allegiance Common Stock Fund, provided that property distributed in Company Common Stock may only be distributed if the requirements of Section 8.11 are satisfied. As part of the distribution election, a Participant or his Beneficiaries, as applicable, must indicate the amount, if any, of the balance in the Participant's Accounts invested in the Allegiance Common Stock Fund that he wishes to receive in Company Common Stock.

         Neither the Employers nor the Administrative Committee shall be obligated to consider the tax effects upon a Participant, spouse, or other Beneficiary of receipt by that Participant or such spouse or other Beneficiary of Plan benefits. It shall be the responsibility of Participants to consider the tax effects of the time and manner of benefit distribution and the disposition of distributions upon receipt by a Participant, spouse, or other Beneficiary.


         7.7. DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election hereunder, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (a) NOTICE OF RIGHTS. Each distributee shall be provided with a notice of his or her rights under this subsection no less than 30 days and no more than 90 days before the commencement of an eligible rollover distribution to the distributee from the Plan. Written consent of the distributee to the distribution must not be made before the distributee receives the notice and must not be made more than 90 days before such commencement. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) The Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                  (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

         (b)      DEFINITIONS.

                  (i) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint fives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in Code
                           Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (iii) DISTRIBUTEE: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's divorced spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (iv) DIRECT ROLLOVER: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


         7.8. MARRIED PARTICIPANTS - WAIVER OF ANNUITY FORMS OF PAYMENT. In the case of a married Participant who elects the annuity form of payment, the Administrative Committee shall, at the time and in the manner specified in U.S. Treasury regulations, provide to the Participant in writing the applicable terms and conditions of the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity and the availability and financial effect of the election not to take such annuities. In the case of a married Participant who elects an annuity form of payment but wishes to choose a payment method other than the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity, an election to waive the Qualified Joint and Survivor Annuity shall be made in writing on an appropriate form filed with the Administrative Committee within the 90-day period ending on the date distribution is to begin. The Participant will receive a written explanation of the Qualified Joint and Survivor Annuity form of payment not more than 90 nor less than 30 days prior to the date his distribution is to begin. A Participant's election to waive the Qualified Pre-Retirement Survivor Annuity shall be made in writing on an appropriate form filed with the Administrative Committee within an election period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of the Participant's death, except that if the Participant's Termination of Employment occurs before the first day of the Plan Year in which he attains 35 years of age, the election period shall begin on the date of such termination. Any such election to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity shall be effective only if either the Participant's spouse consents to such waiver or it is established to the satisfaction of the Administrative Committee that the Participant has no spouse or that such consent cannot be obtained because the spouse cannot be located. Any such election may be revoked in writing at any time before distribution begins. Any such consent of a Participant's spouse must be in writing, must acknowledge the effect of the election, must be limited to a benefit for a specific alternate Beneficiary or Beneficiaries (or class of Beneficiaries) and must be witnessed by a notary public or Plan representative. Any such consent by a Participant's spouse shall not be valid with respect to any other spouse. Any new election or change of Beneficiary shall require a new spousal consent. Elections made in accordance with this Section 7.8 may be revoked or superseded by a new election made by the Participant.


         7.9. SURVIVING SPOUSE OR DESIGNATED BENEFICIARIES. Except as provided in this Section, a Participant's spouse shall be his designated Beneficiary and any benefits remaining to be paid hereunder following a Participant's death shall be distributed to the Participant's surviving spouse, if any. Except as provided below, any such benefits which remain to be paid following the death of the Participant's surviving spouse shall be paid to the estate of the Participant's surviving spouse. If there is no surviving spouse or if the surviving spouse of such Participant consents in the manner described below, the benefits remaining to be paid shall be distributed to the Participant's designated Beneficiary or Beneficiaries. A Beneficiary designation must be completed and filed with the Administrative Committee during the Participant's lifetime. A Beneficiary designation properly completed and filed with the Administrative Committee will cancel all such designations dated earlier. A Participant may designate contingent or successive Beneficiaries and may name natural persons, legal persons or entities, trusts, estates, trustees or legal representatives as the Beneficiaries. If a married Participant designates a Beneficiary or contingent Beneficiary other than his spouse and the estate of such spouse, the Participant's spouse must consent in writing to such designation and such consent must be witnessed by a notary public or Plan representative. If the spouse does not so consent, then such Beneficiary designation shall not be effective unless the spouse dies before the Participant unless following the death of the Participant his surviving spouse disclaims all rights to the Participant's benefits.

         If the Participant dies leaving no surviving spouse and either (a) the Participant failed to file a valid beneficiary designation form, or (b) all persons designated on the beneficiary designation form have predeceased the Participant, the Participant's benefit shall be paid in the following order: (i) to the Participant's surviving children (including legally adopted children) in equal shares, (ii) to the Participant's surviving parents (including legally adoptive parents) in equal shares, (iii) to the Participant's surviving brothers and sisters in equal shares, then (iv) to the Participant's estate.


         7.10. MISSING BENEFICIARIES OF DECEASED OR MISSING PARTICIPANTS. Subject to all applicable laws relating to unclaimed property, if the Trustee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he is entitled to a Plan distribution, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated, and if the Trustee has no knowledge of such Participant's or Beneficiary's whereabouts for three years after the date the notification was mailed (or if for three years after the date the notification was mailed to the Participant or Beneficiary he does not respond by informing the Trustee of his or her whereabouts), then, subject to the applicable state laws concerning escheat, the aggregate amount of such Participant's Accounts shall be treated as a Forfeiture, subject to the following:

         (a) RESTORATION OF FORFEITURES. If following a Forfeiture under this Section 7.10, the Participant or Beneficiary is located, the Forfeiture (unadjusted for subsequent earnings or losses), shall be restored by crediting such amount to the appropriate Accounts of the Participant as of the next Accounting Date.

         (b) SOURCE OF RESTORATION. The amounts necessary to restore the Forfeiture in accordance with (a) above shall be allocated for such purpose from Forfeiture not yet applied towards Employer contributions and if Forfeitures are not sufficient then from an initial allocation of Employer contributions to the extent necessary to satisfy such restoration. In lieu of such method of restoring the Forfeitures, the Participant's Employer may make a special contribution which shall be allocated solely for purposes of such restoration.

Participants and Beneficiaries are required to maintain current post office addresses on file with the Administrative Committee.


         7.11. INCAPACITATED PARTICIPANTS OR BENEFICIARIES. If a Participant or Beneficiary is incompetent or a minor, and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his care. The decision of the Administrative Committee in such matters shall be final, binding, and conclusive upon a affected or interested parties. Neither the Plan nor any representative of the Plan has any duty to see to the proper application of such payments.


         7.12. REEMPLOYMENT AFTER DISTRIBUTIONS COMMENCE. If a Participant has elected an installment form of distribution, all such payments shall cease if the Participant is rehired as an Eligible Employee. The portion of the Accounts not distributed shall remain in such Participant's Accounts. Payments under an annuity contract shall continue during any period of reemployment.


         7.13. ERRONEOUS PAYMENTS. All benefits under the Plan shall be paid to the Participant, spouse or Beneficiary entitled thereto ("Payee") in cash and/or in Company Common Stock, provided that if any such payment shall be made in error or in excess of the amount due, the Payee shall be required to return any such payment or excessive portion of any payment upon request of the Investment Committee.


         7.14. FINALITY OF DISTRIBUTIONS. Payments made in accordance with this Article shall discharge all liabilities for such payments under the Plan.

                                    SECTION 8
                                    ---------

                              Withdrawals and Loans
                              ---------------------


         8.1. WITHDRAWALS. Accounts of Participants who have not ceased to be Employees may be withdrawn in accordance with the following rules:

         (a) AFTER-TAX/ROLLOVER CONTRIBUTIONS. A Participant may elect to withdraw all or a portion of the total value (determined as of the date described below) of his After-Tax Account and/or Rollover Account including earnings thereon.

         (b) MATCHING ACCOUNT AND PROFIT SHARING ACCOUNT WITHDRAWALS. A Participant who would be fully vested in his Matching Contributions under Section 7.1 or 7.2 if his Accounts were then distributable, and who has attained the fifth anniversary of his first date of participation may elect to withdraw all or a portion of the total value (determined as of the date described below) of his Matching Account and Profit Sharing Account. The amount to be withdrawn is satisfied by reducing the value determined for each such Account by the amount requested to be withdrawn by the Participant, without regard to any distinction between contributions and earnings. A Participant who receives a withdrawal under this subsection
                  (b) is ineligible to make Pay Deferral Contributions under
                  Section 3.1 for a period of six months commencing on the first day of the first calendar month following the date on which the Accounts are valued under this subsection for purposes of such withdrawal. Such Participant's Pay Deferral Contributions shall recommence at the same rate (unless the Participant elects otherwise) on the first day of the sixth full calendar month following the date on which such Contributions were suspended.

         (c) WITHDRAWALS AFTER AGE 59 1/2. A Participant who has attained age 59 1/2 and who is fully vested may elect to withdraw 100% of the value (determined as of the date described below) of his Accounts; provided, however, that if such Participant is a participant in any other tax-qualified plan sponsored by the Company or a Controlled Group Member from which a lump sum payment would be aggregated with a lump sum payment from the Plan pursuant to Section 402(d)(4)(C) of the Code, such Participant must make an election under such other plan similar to the election described in this subsection before a withdrawal under this subsection will be permitted. Only one withdrawal per calendar year may be made pursuant to this subsection.

         (d) HARDSHIP WITHDRAWAL. A Participant who has withdrawn all amounts permitted to be withdrawn under subsections (a), (b) and (c) above and who has established hardship (as described below) may elect to withdraw a specified dollar amount up to the total value (determined as of the date described below) of his Before-Tax Account. Such withdrawals shall be subject to the following:

                  (i) IMMEDIATE AND HEAVY FINANCIAL NEED. A withdrawal shall be deemed to be made on account of a hardship only if it is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances.

                  (ii) EXHAUSTION OF OTHER RESOURCES. A withdrawal will not be deemed to be necessary to satisfy the immediate and heavy financial need requirement of subparagraph
                           (i) above unless the Participant has first obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employers and Controlled Group Members of the Employers. A withdrawal generally may be treated as necessary to satisfy the immediate and heavy financial need if the need cannot reasonably be relieved:

                           (A) Through reimbursement or compensation by insurance or otherwise;

                           (B)      By reasonable liquidation of the
                                    Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                           (C) By cessation of Pay Deferral Contributions under the Plan, and the cessation of any similar contributions under all qualified and nonqualified plans of deferred compensation maintained by the Participant's Employer or any Controlled Group Member; or

                           (D) By other distributions or nontaxable loans (at the time of the loan) from the Plan or any other plan maintained by the Participant's Employer or any Controlled Group Member, or by borrowing from commercial sources on reasonable commercial terms.

                           For purposes of this Section, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

             (iii) SPECIFIC HARDSHIP. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is made on account of:

                           (A)      Expenses for medical care described in Code
                                    Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code
                                    Section 152);

                           (B) The purchase of a principal residence of the Participant (excluding mortgage payments);

                           (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or his spouse, children, or dependents (as defined in Code Section 152);

                           (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                           (E) Such other reasons as the Commissioner of Internal Revenue may prescribe.

                           The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                  (iv) WITHDRAWAL LIMITED TO NEED. A withdrawal shall not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. This determination generally is to be made on the basis of all relevant facts and circumstances.

                  (v) IMPACT OF WITHDRAWAL ON FUTURE PARTICIPATION. Upon receiving a hardship withdrawal, a Participant shall be precluded from making any further Pay Deferral Contributions and from having further Matching Contributions made on his behalf under the Plan or any other plan of deferred compensation maintained by his Employer or any Controlled Group Member until the beginning of the first pay period coincident with or next following the end of a period of 12 months commencing with the date of such withdrawal. The Participant's Pay Deferral Contributions shall recommence at the same rate (unless the Participant elects otherwise); provided, however, that such Participant's Pay Deferral Contributions for the 12-month period beginning on the date the Suspension is lifted shall be limited to the limit described in
                           Section 3.4 reduced by the amount of Pay Deferral Contributions made by the Participant during the Plan Year in which the withdrawal occurs. The denial of a Participant's request for a hardship withdrawal shall be treated as a denial of a claim for a benefit under the Plan, and shall thus be subject to the claim and review procedures set forth under Section 9.10.

         (e) REQUESTING WITHDRAWALS. A Participant may request a withdrawal electronically via telephone in the manner prescribed by the Administrative Committee.

         (f) SPOUSAL CONSENT. No withdrawal shall be made to a married Participant who has elected to have his Accounts distributed in an annuity form unless the Participant's spouse consents to the withdrawal in the manner prescribed by the Administrative Committee. Such consent must be in writing and witnessed by a notary public.

         (g) HIERARCHY. Hardship withdrawals shall be deducted from the Participant's Accounts in the following order (and shall be deducted on a pro rata basis from the investment funds to which amounts in such Accounts are allocated):

                  (i)         After-Tax Account (exclusive of earnings).

                  (ii)        After-Tax Account earnings.

                  (iii)       Rollover Account.

                  (iv)        Profit Sharing Account.

                  (v)         Matching Account.

                  (vi)        Before-Tax Account.

After a withdrawal in accordance with this Section, amounts remaining in the Participant's Accounts, if any, shall continue to be held, invested and adjusted in accordance with the Plan and Trust Agreement until such amounts are subsequently withdrawn or otherwise distributable in accordance with Section 7. Withdrawals under this Section shall ordinarily be based on a valuation of the applicable Accounts as of the Accounting Date immediately preceding the date on which such request is processed and/or approved by the Trustee or Administrative Committee. Actual distribution of amounts withdrawn shall ordinarily occur as soon as practicable after the request is processed.

                  8.2. LOANS TO PARTICIPANTS. Loans shall be extended to Participants who have not ceased to be Employees, subject to the following rules:

         (a) AUTHORITY. The Administrative Committee, upon request by a Participant in the manner described in subsection (n) below, shall direct the Trustee to make a loan from the Trust Fund to a Participant.

         (b) LOAN DOCUMENTS. Each loan shall be evidenced by a written promissory note providing for repayment and interest. As described in subsection (n) below, the promissory note shall consist of a loan agreement, to which the Participant shall indicate his agreement by endorsing the loan check. The Administrative Committee shall make appropriate arrangements with the Trustee regarding the custody of such notes.

         (c) NONDISCRIMINATION. The Administrative Committee shall exercise its authority under this Section in a manner which makes loans available to all Plan Participants on an equivalent basis. Loans shall not be made available in greater amounts (expressed as a percentage of Compensation) to Highly Compensated Employees than to all Participants.

         (d) FREQUENCY AND NUMBER. The Administrative Committee may establish conditions on the frequency and number of loans to Participants. As of the Effective Date, no Participant may have more than two loans outstanding at any given time provided that a Participant who, as of the Effective Date, has more than two loans outstanding shall be permitted to continue to pay down such loans, but may not extend, renew or seek a new loan until he has fewer than two outstanding.

         (e) TERM OF LOAN. The term of the loan will be for a period of time not exceeding five years. Notwithstanding the foregoing, the term of the loan may be for a period of up to ten years if the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant in accordance with
                  Section 72(p)(2) of the Code. The Administrative Committee shall be entitled to rely on any representation made by a Participant with regard to the purpose for which a loan is requested.

         (f) MINIMUM LOAN. From time to time the Administrative Committee may establish a minimum loan amount, provided that such limitation shall not exceed $1,000. As of the Effective Date the minimum loan amount is $500.

         (g) MAXIMUM LOAN. The principal amount of the loan may not exceed the lesser of

                  (i) $50,000, provided that such dollar limit shall be reduced by the highest outstanding balance of loans to the Participant from the Plan and any other "qualified employer plan" (as defined in Code Section 72(p)(4)) maintained by the Employer or any Controlled Group Member of the Employer at any time in the prior 12 consecutive month period; or

                  (ii) 50% of the sum of the Participant's vested Accounts under this Plan, provided that such percentage Emit shall be reduced by the percentage of such Participant's Accounts which is then invested in any other loans.

                  The limitations of subparagraphs (i) and (ii) above shall be applied as of the Accounting Date immediately preceding or coincident with the day the loan is requested pursuant to the procedures specified in subsection (n) below; provided, however, that the Participant's vested Accounts as of such request date shall be reduced by the amount of any withdrawals made to such Participant between the date of the loan request and the date such loan is processed by the Trustee.

         (h) INTEREST RATE. The interest rate charged to Participants for loans under this Section shall be determined by the Administrative Committee from time to time. The rate selected by the Administrative Committee for this purpose shall be a rate which the Administrative Committee determines is within the range of prevailing rates which would be charged by commercial lenders for loans of a similar type. For this purpose the Administrative Committee may rely on such evidence as it may deem reliable concerning such prevailing rates and all decisions of the Administrative Committee regarding such rates shall be conclusive. The interest rate applicable as of the Effective Date is the prime rate plus 1% as published in the Wall Street Journal on the last Accounting Date of the month preceding the month in which the loan is made.

         (i) SECURITY. Loans shall be secured by all of the balances in the Participant's Accounts, together with such additional collateral as the Administrative Committee may require either at the time of the loan or from time to time thereafter. In determining the adequacy of such security, the Administrative Committee shall not consider any non-vested portion of the Participant's Accounts and a Participant's vested Accounts shall not be considered adequate security unless immediately prior to disbursement of the loan the vested portions of the Participant's Accounts (as of the most recent Accounting Date) have an aggregate value equal to at least twice the sum of the face amount of such loan and the then outstanding balances of all prior loans to such Participant.

         (j) LOAN FEES. A $50 application fee shall be charged against the Participant's Account for each loan that he requests (regardless of whether the loan is approved).

         (k) REPAYMENT TERMS. All Plan loans shall be repaid under a written repayment schedule by payroll deduction and shall be evidenced by a written promissory note payable to the Trustee. If a Participant with an outstanding loan incurs a Termination of Employment thereby making payroll deductions impossible, such Participant must repay the entire outstanding balance of the loan within six months of such Termination of Employment. In no event shall principal and interest payments be less frequent than quarterly on a level amortization basis in substantially nonincreasing installments. Loans may be prepaid in full at any time.

         (l) DISTRIBUTION PRIOR TO LOAN REPAYMENT. Notwithstanding any other provision of the Plan, any distribution under this Plan to or on behalf of a Participant to whom one or more loans are then outstanding shall first be applied by the Trustee to reduce the outstanding balances of such loans. For this purpose loan reductions shall first be applied to satisfy any loan installments in default. Payments shall be applied to loans which are not in default pro rata.

         (m) EVENTS OF DEFAULT. In the event of a default in payment of either principal or interest that is due under the terms of any loan, the Plan Administrator may declare the full amount of the loan due and payable and may take whatever action may be lawful to remedy the default. Default will be deemed to have occurred if any payment is not made within 90 days following the day on which it was due or if a Participant fails to repay the entire outstanding amount of his loan within six months of his Termination of Employment, as described in subsection (k) above. The Trustee may offset amounts owed by the Participant against Plan benefits owed to him or her without being in violation of
                  Section 10.2.

         (n) REQUESTING LOANS. A Participant may request a loan electronically via telephone in the manner prescribed by the Administrative Committee.

                  (i) NON-RESIDENTIAL LOANS. Upon receipt and approval of a request for a nonresidential loan, the Trustee shall mail a loan agreement (including a promissory note) along with a loan check to the Participant. By endorsing the check, the Participant shall indicate his agreement to the terms and conditions of the loan, as described in the loan agreement.

                  (ii) RESIDENTIAL LOANS. Upon receipt of a request for a loan to be used for the purchase of the Participant's primary residence, the Trustee shall send the Participant a loan agreement along with information as to what supporting documentation the Participant must submit in connection with such loan request. The Participant must then submit this supporting documentation within 30 days. If the loan request is approved, the Trustee shall mail a loan agreement (including a promissory note) along with a loan check to the Participant. By endorsing the check, the Participant shall indicate his agreement to the terms and conditions of the loan, as described in the loan agreement. If the loan request is denied, the Trustee shall notify the Participant and inform the Participant of the reason for such denial within a reasonable period of time after the loan request.

         (o) HIERARCHY. Loan amounts shall be deducted from the Participant's Accounts in the following order (and shall be deducted on a pro rata basis from the investment funds to which amounts in such Accounts are allocated):

                  (i)         Profit Sharing Account.

                  (ii)        Vested portion of Employer Matching Account.

                  (iii)       Rollover Account.

                  (iv)        Before-Tax Account.

                  (v)         After-Tax Account.

                  Repayments of loan principal will be credited to the Participant's Accounts in the same order as above. Repayments of interest will be credited on a pro rata basis to the Accounts from which the loan was deducted. All loan repayments will be allocated to investment funds in accordance with the Participant's existing investment elections for the applicable Accounts.


         8.3. NO REPRESENTATION REGARDING TAX EFFECT OF WITHDRAWALS OR LOANS. Neither the Employers, the Administrative Committee, the Investment Committee, the Trustee nor any other Plan representative shall be construed as representing the tax effects of any withdrawals or loans made in accordance with this Article. It shall be the responsibility of Participants requesting withdrawals or loans to consider the tax effects of such withdrawals or loans.

                                    SECTION 9
                                    ---------

                                 Plan Committees
                                 ---------------


         9.1. MEMBERSHIP OF ADMINISTRATIVE AND INVESTMENT COMMITTEES. The Administrative Committee, consisting of at least three persons, shall be appointed by the Compensation Committee of the Board of Directors. The Investment Committee, consisting of at least three persons, shall be appointed by the Finance Committee of the Board of Directors. The Secretary of the Company shall certify to the Trustee from time to time the appointment to (and termination from) office of each member of the Administrative Committee and the Investment Committee and the persons, if any, who are selected as secretaries of the Administrative Committee and the Investment Committee. The appointment of a member of either Committee and acceptance of such appointment by any person constitutes an agreement by and between the Company and such Committee member that the member, acting in concert with the other Committee members, shall have and will exercise the powers and duties described herein, including, with respect to the Administrative Committee, the power and duty to interpret this Plan and determine the benefits to which Participants are entitled hereunder.


         9.2. ADMINISTRATIVE COMMITTEE POWERS AND DUTIES. The Administrative Committee shall have such powers and duties necessary to discharge its duties hereunder, including, but not limited to, the following:

         (a) Within its complete and unfettered discretion to construe and interpret the Plan and Trust Agreement provisions and to resolve all questions arising under the Plan including questions of Plan participation, eligibility for benefits and the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder;

         (b) To prescribe procedures, rules and regulations to be followed by Employees, Participants, Beneficiaries and other persons or to be otherwise utilized in the efficient administration of the Plan consistent with the Trust;

         (c) To make determinations as to the rights of Employees, Participants, Beneficiaries and other persons to benefits under the Plan and to afford any Participant or Beneficiary dissatisfied with such determination with rights pursuant to a claims procedure adopted by the Administrative Committee;

         (d) To enforce the Plan in accordance with the terms of the Plan and the Trust and to enforce its procedures, rules and regulations;

         (e) To be responsible for the preparation and maintenance of records necessary to determine the rights and benefits of Employees, Participants and Beneficiaries or other persons under the Plan and the Trust and to request and receive from the Employers such information necessary to prepare such records;

         (f) To prepare and distribute in such manner as it deems appropriate and to prepare and file with appropriate government agencies information, disclosures, descriptions and reporting documents regarding the Plan, and in the preparation and review of such reports the Administrative Committee is entitled to rely upon information supplied to it by the Employees, accountants, counsel, actuaries, the Investment Managers and any insurance institutions described in the Trust Agreement;

         (g) To appoint or employ individuals to assist in the administration of the Plan and other agents (corporate or individual) that the Administrative Committee deems advisable, including legal counsel and such clerical, medical, accounting, auditing, actuarial and other services as the Administrative Committee may require in carrying out the provisions of the Plan. However, no agent except an Investment Manager or fiduciary named in the Plan shall be appointed or employed in a position that would require or permit him or her: (i) to exercise discretionary authority or control over the acquisition, disposition or management of Trust assets;
                  (ii) to render investment advice for a fee; or (iii) to exercise discretionary authority or responsibility for Plan administration;

         (h) To cause to be prepared and to cause to be distributed, in such manner as the Trustee determines to be appropriate, information explaining the Plan and Trust;

         (i) To furnish to the Employers upon request such annual or other reports with respect to the administration of the Plan as are reasonable and appropriate;

         (j) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, receipts and disbursements, and assets of the Trust; and

         (k)      To discharge all other duties set forth in the Plan.

The Administrative Committee has no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan.


         9.3. INVESTMENT COMMITTEE POWERS AND DUTIES. The Investment Committee has such powers necessary to discharge its duties hereunder, including, but not limited to, the following:

         (a) To appoint any bank, trust company, firm or institution to invest all or part of the Trust Fund;

         (b) To establish and from time to time revise the investment policy of the Plan, to communicate and consult with the Company, the Administrative Committee and the Trustee and any Investment Manager or insurance institution regarding the investment policy applicable to the Plan as a whole or to any individual investment fund;

         (c) To supervise the performance by the Trustee and any Investment Manager or insurance institution regarding their responsibilities under the Plan and Trust. The Investment Committee shall review and analyze performance information supplied by the Trustee and the Investment Managers or insurance institutions to the Investment Committee and/or any such performance information obtained independently by the Investment Committee and shall report the results of such analysis to the Finance Committee of the Board of Directors from time to time in such form and with such degree of frequency as the Investment Committee shall determine proper. Such responsibilities of the Investment Committee with respect to supervision, review and analysis shall be performed no less frequently than once each Plan Year and shall ordinarily not be required more frequently than once each calendar quarter. The Trustee, Investment Managers and insurance institutions have been allocated the responsibility for day-to-day investment management of the Plan and Trust and the responsibilities of the Investment Committee hereunder are not intended to relieve the Trustee, Investment Managers or insurance institutions of such on-going investment management responsibilities;

         (d) To instruct the Trustee, the Investment Managers and insurance institutions with respect to the proper application of contributions made under the Plan;

         (e) To determine the proper allocation of investment responsibilities with respect to the assets of the Plan between the Trustee and any Investment

                  Manager or insurance institution acting hereunder or under the terms of the Trust and to allocate fiduciary responsibilities among these parties;

         (f) To the extent not provided to the contrary in the Trust Agreement, to appoint the Trustee and any Investment Managers or insurance institutions, to direct the establishment of any investment fund and to remove the Trustee and any Investment Managers or insurance institutions or appoint additional Trustees, Investment Managers or insurance institutions;

         (g) To review any accounts submitted by the Trustee and any Investment Managers or insurance institutions and to report to the Finance Committee of the Board of Directors with respect to any such accounts;

         (h) Following the Administrative Committee's determination of the benefit rights of any Participant or Beneficiary, to aggregate information concerning such benefits and authorize and direct the Trustee with respect to the commencement, modification or cessation of such benefit payments;

         (i) To supervise the performance of fiduciary responsibilities by others including the Trustee and any Investment Managers;

         (j) To appoint and utilize the services of administrative staff employees of the Company and the other Employers for the performance of duties delegated to the Investment Committee hereunder and to rely upon information received from such staff employees; provided that in both cases the Investment Committee reasonably believes the performance of such services and the preparation of such information is within the competence of such staff employees;

         (k) To furnish to the Employers, upon reasonable request, such annual or other reports as the Employers deem necessary regarding the administration of the Plan; and

         (l) To employ reputable agents (who may also be Employees) and to delegate to them any of the administrative powers or duties imposed upon the Investment Committee or the Employers.


         9.4. CONFLICTS OF INTEREST. No member of the Administrative Committee or the Investment Committee shall participate in any action on matters involving solely such member's rights or benefits as a Participant under the Plan.

         9.5. COMPENSATION; REIMBURSEMENT. No member of the Administrative Committee or the Investment Committee shall receive compensation for his services, but the Employers shall reimburse him for any necessary expenses incurred in the discharge of his duties.


         9.6. STANDARD OF CARE. The Administrative Committee and the Investment Committee shall perform their duties under this Plan in accordance with the terms of this document and the Trust Agreement solely in the interest of the Participants and for the exclusive purposes of providing retirement benefits to Participants and defraying the reasonable expenses of Plan administration and operation. The Administrative Committee and the Investment Committee shall also perform their duties under this Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims.


         9.7. ACTION BY COMMITTEES. Action by each Committee is subject to the following special rules:

         (a) Each Committee may act by meeting or by document signed without meeting and documents may be signed through the use of a single document or concurrent documents.

         (b) Each Committee shall act by a majority, and such action shall be as effective as if such action had been taken by all Committee members, provided that by majority action one or more Committee members or other persons may be authorized to act with respect to particular matters on behalf of all Committee members.

         (c) Each Committee may, but is not required to, select a secretary, who may but need not be a Committee member, and the certificate of such secretary that the Committee has taken or authorized any action shall be conclusive in favor of any person relying upon such certificate.

         (d) Each Committee may act through agents or other delegates and may retain legal counsel, auditors or other specialists (who may also be Employees) to aid in the Committee's performance of its responsibilities.


         9.8. RESIGNATION OR REMOVAL OF COMMITTEE MEMBER. Any person serving as an Administrative Committee member may resign from such Committee at any time by written notice to the Compensation Committee of the Board of Directors or may be removed by the Compensation Committee at any time by written notice to such member. Any person serving as an Investment Committee member may resign from such Committee at any time by written notice to the Finance Committee of the Board of Directors or may be removed by the Finance Committee at any time by written notice to such member. The Compensation Committee shall fill any vacancy in the membership of the Administrative Committee as soon as practicable. The Finance Committee Company shall fill any vacancy in the membership of the Investment Committee as soon as practicable. Until any such vacancy is filled, the remaining members of the applicable Committee may exercise all of the powers, rights and duties conferred on the such Committee.


         9.9. UNIFORM APPLICATION OF RULES BY ADMINISTRATIVE COMMITTEE. The Administrative Committee shall apply all rules, regulations, procedures and decisions uniformly and consistently to all Employees and Participants similarly situated. Any ruling, regulation, procedure or decision of the Administrative Committee which is not inconsistent with the provisions of the Plan or the Trust shall be conclusive and binding upon all persons affected by it. There shall be no appeal of any ruling by the Administrative Committee which is within its authority, except as provided in Section 9.10 below. When making a determination or a calculation, the Administrative Committee is entitled to rely on information supplied by the Employer, Trustee, Investment Managers, insurance institutions, accountants and other professionals including legal counsel for the Company.


         9.10. CLAIMS PROCEDURE. Each person entitled to benefits under the Plan (the "Applicant") must submit a written claim for benefits to the Administrative Committee. If a claim for benefits by the Applicant is denied, in whole or in part, the Administrative Committee shall furnish the Applicant within 90 days after receipt of such claim (or within 180 days after receipt if special circumstances require an extension of time), a written notice which specifies the reason for or the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this
Section 9.10. Any Applicant whose claim is denied under the provisions described above, or who has not received from the Administrative Committee a response to his claim within the time periods specified in the provisions described above may request a review of the denied claim by written request to the Administrative Committee within 60 days after receiving notice of the denial. In connection with such request, the Applicant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such a request is made, the Administrative Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the request, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the extension shall be given to the Applicant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based. No person entitled to benefits under the Plan shall have any right to seek review of a denial of benefits, or to bring any action to enforce a claim for benefits, in any court prior to, his filing a claim for benefits and exhausting all of his rights under this Section 9.10. Although not required to do so, an Applicant may choose to state the reason or reasons he believes he is entitled to benefits, and may choose to submit written evidence, during the initial claim process or review of claim denial process. However, failure to state any such reason or submit such evidence during the initial claim process or review of claim denial process, or by written notice to the Administrative Committee within 60 days of the date of the decision on the review of the claim denial, shall permanently bar the Applicant, and his successors in interest, from raising such reason or submitting such evidence in any forum at any later date.


         9.11. INVESTMENTS IN COMPANY COMMON STOCK. The Investment Committee is responsible for directing the Trustee with respect to investments of Plan assets in Company Common Stock. In connection with such investments, the Investment Committee has the authority to cause the Trustee to exercise or sell in the open market any options, rights or warrants which entitle the Plan to subscribe to or purchase shares of Company Common Stock. As provided in Section 5.6, the Investment Committee is responsible for determining the appropriate value for Company Common Stock contributed to the Plan or purchased by the Plan. Notwithstanding the foregoing, all certificates for shares of Company Common Stock held on behalf of the Plan shall be in the custody of the Trustee and shall be held in the name of the Trustee or a nominee of the Trustee. Prior to any distribution of Plan assets in the form of Company Common Stock, the Investment Committee shall cause such Common Stock held by the Trust, to the extent not registered under the Securities Act of 1933, to be registered to the extent required under said Act.

                                   SECTION 10
                                   ----------

                      Amendment, Termination or Plan Merger
                      -------------------------------------


         10.1. AMENDMENT. The Administrative Committee shall have the right at any time to amend in whole or in part any or all of the provisions of this Plan except as expressly set forth below:

         (a) Except as expressly provided in Section 11.14, no amendment may result in, authorize or permit any part of the Trust Fund, the income from the Trust Fund or any Plan assets to be distributed to or for the benefit of anyone other than the Participants and any other persons entitled to benefits under the Plan.

         (b) No amendment may be adopted which will reduce any Participant's benefits to an amount less than the benefit that the Participant would be entitled to receive if he had resigned from the employ of the Employers and all Controlled Group Members of the Employers immediately prior to the effective date of such amendment.

         (c) No amendment may increase the duties of either the Administrative Committee or the Investment Committee without its consent.


         10.2. PLAN TERMINATION. The Plan will terminate as to all Employers on the earlier of the date the Plan is terminated by the Company with respect to all Employers or the earliest date on which one of the events described in subsections (a) through (d) below has occurred with respect to all Employers. The Plan will terminate with respect to an individual Employer on the first to occur of the following dates:

         (a) Any date that the Plan is terminated with respect to an individual Employer by action of that Employer, provided that the Company and the Trustee have been given prior written notice of such termination and provided that the Company does not elect to continue the Plan as it applies to such Employer.

         (b) Any date that the Employer is judicially declared bankrupt or insolvent unless the Company elects to continue the Plan as it applies to such Employer.

         (c) Any date an Employer completely discontinues its contributions under the Plan unless the Company elects to continue such contributions.

         (d) Any date the Employer is dissolved, merged, consolidated or reorganized or the date on which the assets of the Employer are completely or substantially sold, unless arrangements have been made whereby the Plan will be continued by the Company or the other Employers or by a successor to the Employer or purchaser of its assets under Section 10.3.


         10.3. CONTINUATION BY A SUCCESSOR OR PURCHASER. The Plan and the Trust shall not terminate with respect to an Employer in the event of dissolution, merger, consolidation or reorganization of such Employer or sale by such Employer of its entire assets or substantially all of its assets if arrangements are made in writing among the Employer, the Company and any successor to the Employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the Plan and the Trust. If such arrangements are made, such successor or purchaser shall be substituted for the Employer under the Plan and the Trust.


         10.4. PLAN MERGER OR CONSOLIDATION. The Company may cause the Plan or the Trust or both to be merged or consolidated with, or may transfer the assets or liabilities under the Plan to, any other qualified plan or from any other qualified plan, provided that the documents and other arrangements regarding such merger, consolidation or transfer provide safeguards which would cause each Participant in the Plan, if the Plan terminated, to receive a benefit in the event of a termination immediately after such merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.


         10.5. NOTICE TO PARTICIPANTS OF AMENDMENTS, TERMINATIONS OR PLAN MERGERS. Participants shall be notified by the Company within a reasonable time following any significant amendment, termination, Plan merger or consolidation.


         10.6. VESTING AND DISTRIBUTION ON TERMINATION. There shall be no Employer contributions or Pay Deferral Contributions after the date the Plan terminates. However, the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions) which in the sole opinion of the Trustee are necessary, shall remain in full force and effect until all the assets of the Plan are distributed in accordance with the terms of the Plan and the Trust. The benefits of each Participant affected by a termination or partial termination will be fully vested and will be payable to such Participant in a lump sum as soon as practicable, unless other arrangements are previously made in accordance with Section 7. Notwithstanding the foregoing, if the Plan assets to be distributed to Participants in accordance with this Section 10.6 include Company Common Stock, prior to such distribution the Company shall cooperate with the Investment Committee to cause all such Company Common Stock, to the extent not registered under the Securities Act of 1933, to be registered to the extent required under said Act.

                                   SECTION 11
                                   ----------

                               General Provisions
                               ------------------


         11.1. NO EMPLOYMENT GUARANTEE. The establishment of the Plan, any modification thereof, the creation of any fund or Account, or the payment of any benefits shall not be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Administrative Committee, the Investment Committee, the Trustee or any Plan representative except as herein provided. Under no circumstances shall the terms of employment with the Employer of any Participant be modified or in any way affected hereby. The maintenance of this Plan shall not constitute a contract of employment with the Employer. Participation in the Plan will not give any Participant a right to be retained as an Employee of any Employer.


         11.2. NONALIENATION OF PLAN BENEFITS. The rights or interests of any Participant or any Beneficiary to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal proceeding or process by any creditor of any such Participant or Beneficiary nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, attach, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under the Plan except as may be required by the tax withholding provisions of the Code or of a state's income tax act or as may be required to comply with a "Qualified Domestic Relations Order" (as defined in Code Section 414(p)). The Administrative Committee shall establish written procedures consistent with Code Sections 401(a)(13) and 414(p) to determine the qualified status of any domestic relations order.


         11.3. ACTION BY AN EMPLOYER. Action required or permitted to be taken by an Employer may be taken by action of the board of directors of that Employer or by a person or committee of persons authorized to act by said board. The Company's powers may be exercised by the Board of Directors or a person or committee of persons authorized to act by the Board of Directors or by the Company's chief executive officer or his delegate.


         11.4. APPLICABLE LAW. The Plan and Trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, this Plan shall be construed in accordance with the laws of Illinois.

         11.5. PARTICIPANT LITIGATION. In any action or proceeding regarding the Plan assets or any property constituting a portion or all thereof or regarding the administration of the Plan, Employees or former employees of the Employers or their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Employers, the Administrative Committee, the Investment Committee or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the costs to the Employers, the Administrative Committee, the Investment Committee or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Employers, the Administrative Committee, the Investment Committee, the Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.


         11.6. PARTICIPANT AND BENEFICIARY DUTIES. Each person entitled to benefits under the Plan shall furnish the Administrative Committee with all appropriate documents, evidence, data or information which the Administrative Committee considers necessary or desirable in administering the Plan.


         11.7. INDIVIDUAL ACCOUNT STATEMENTS. At least once each year the Administrative Committee will issue to each Participant an Account Balance statement. As of the Effective Date, such statements are provided quarterly.


         11.8. GENDER AND NUMBER. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.


         11.9. ADEQUACY OF EVIDENCE. Evidence which is required of anyone under this Plan shall be executed or presented by proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the Administrative Committee, the Trustee, the Employer or other persons acting on such evidence consider pertinent and reliable.

         11.10. NOTICE TO PARTICIPANTS AND BENEFICIARIES. A notice mailed to a Participant or Beneficiary at his last address filed with the Administrative Committee will be binding on the Participant or Beneficiary for all purposes of the Plan.

         11.11. WAIVER OF NOTICE. Any notice under this Plan may be wholly or partially waived by the person entitled to notice.


         11.12. SUCCESSORS. This Plan and the Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and on the Administrative Committee, the Investment Committee, the Trustee and their successors.


         11.13. SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.


         11.14. NONREVERSION. Except as provided below, the Employers have no right, title or interest in the assets of the Plan or in the Trust Fund and no portion of the Trust Fund or the assets of the Plan or interest therein shall at any time revert or be repaid to the Employers. Notwithstanding the preceding sentence, the following Employer contributions or Participant contributions may be returned to the Employer or the Participant, as the case may be:

         (a) The contributions which cannot be credited to a Participant's Account because of the limitations of Sections 3.5, 4.6 or 4.7 may be returned to the Employer.

         (b) Employer contributions which are conditioned upon their deductibility under Code Section 404 shall be returned to the applicable Employer or Employers to the extent any such contributions are determined to be nondeductible. Employer contributions and Participant contributions which are made as a result of a mistake of fact may be returned to the Employer or the Participant making those contributions. Employer contributions may only be repaid under this subsection within 12 months after the date the error or nondeductibility is discovered by the Employer.

         (c) Employer contributions which are conditioned upon qualification of the Plan and the Trust may be returned to the Employer if the Plan is not initially determined to be qualified.

         11.15. QUALIFICATION OF PLAN AND TRUST. The Trust and the Plan taken together are intended to qualify under Sections 401 and 501(a) of the Code, as amended, or under any comparable provisions of any future legislation which may amend or supersede said provisions of the Code. Each of the Trust and the Plan shall also be deemed to be mutually incorporated by reference and to implement and form a part of each other such document. Unless and until advised to the contrary, the Administrative Committee, the Investment Committee, the Trustee, any Investment Managers, any insurance institutions and persons dealing with them shall be entitled to assume that the Trust and this Plan are so qualified and tax exempt.


         11.16. CERTAIN INDEMNIFICATION. To the extent permitted by applicable law and to the extent that he is not indemnified or saved harmless under any liability insurance contracts, any present or former Administrative Committee or Investment Committee member and any officer, Employee or director of any Employer or its subsidiaries or affiliates shall be indemnified and saved harmless by the Employers from and against any and all liabilities or allegations of liability, joint or several to which he may be subjected by reason of any act done or omitted to be done in good faith in the administration and operation of the Plan and Trust (and for the acts and omissions of his agents or co-fiduciaries), including all expenses reasonably incurred in the defense of any action, suit or proceeding (including reasonable attorneys' fees and reasonable costs of settlement) in the event that the Employers fail to provide such defense after having been requested to do so.


         11.17. VOICE RESPONSE UNIT DEEMED WRITTEN CONSENT. Where the written consent of a Participant, spouse, Beneficiary, or alternate payee is required pursuant to the terms of the Plan and/or applicable law, electronic telephone entries made by any such individual via the Company's automated "voice response unit" system shall constitute such written consent.

                                   SECTION 12
                                   ----------

                             Special Top-Heavy Rules
                             -----------------------


         12.1. APPLICATION. Notwithstanding any provisions of the Plan to the contrary, the provisions of this Section 13 shall apply and be effective for any Plan Year for which the Plan shall be determined to be a "Top-Heavy Plan" as provided and defined herein.


         12.2. SPECIAL TERMSSPECIAL TERMS. For purposes of this Article XII, the following terms shall have the following meanings:

         (a)      "Aggregate Benefit" means the sum of:

                  (i) The present value of the accrued benefit under each and all defined benefit plans in the Aggregation Group determined on each plan's individual Determination Date as if there were a Termination of Employment on the most recent date the plan is valued by an actuary for purposes of computing plan costs under Section 412 of the Code within the 12-month period ending on the Determination Date of each such plan, but with respect to the first plan year of any such plan determined by taking into account the estimated accrued benefit as of the Determination Date; provided that the actuarial assumptions to be applied for purposes of this subparagraph (i) shall be the same assumptions as those applied for purposes of determining the actuarial equivalents of optional benefits under the particular plan, except that the interest rate assumption shall be 5%;

                  (ii) The present value of the accrued benefit (i.e., account balances) under each and all defined contribution plans in the Aggregation Group, valued as of the valuation date coinciding with or immediately preceding the Determination Date of each such plan, including (A) contributions made after the valuation date but on or prior to the Determination Date, (B) with respect to the first plan year of any plan, any contribution made subsequent to the Determination Date but allocable as of any date in the first plan year or (C) with respect to any defined contribution plan subject to Section 412 of the Code, any contribution made after the Determination Date that is allocable as of a date on or prior to the Determination Date; and

                  (iii) The sum of each and all amounts distributed (other than a rollover or plan-to-plan transfer) from any Aggregation Group Plan, plus a rollover or plan-to-plan transfer initiated by the Employee and made to a plan which is not an Aggregation Group Plan within the Current Plan Year or within the preceding four plan years of any such plan, provided such amounts are not already included in the present value of the accrued benefits as of the valuation date coincident with or immediately preceding the Determination Date.

                  The Aggregate Benefit shall not include the value of any rollover or plan-to-plan transfer to an Aggregation Group Plan, the contribution or transfer of which was initiated by a Participant, was from a plan which was not an Aggregation Group Plan and was made after December 31, 1983, nor shall the Aggregate Benefit include the value of employee contributions which are deductible pursuant to Section 219 of the Code.

         (b) "Aggregation Group" means the Plan and any plan (including a plan that has terminated) which is described in Section 401
                  (a) of the Code, is an annuity contract described in Section 403(a) of the Code or is a simplified employee pension described in Section 408(k) of the Code maintained or adopted by an Employer or a Controlled Group Member of the Employer in the Current Plan Year or one of the four preceding Plan Years which is either a "Required Aggregation Group" or a "Permissive Aggregation Group."

                  (i) A "Required Aggregation Group" means all Aggregation Group Plans (A) in which a Key Employee participates or (B) which enable any Aggregation Group Plan in which a Key Employee participates to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code;

                  (ii) A "Permissive Aggregation Group" means all Aggregation Group Plans included in the Required Aggregation Group, plus one or more other Aggregation Group Plans as designated by the Administrative Committee in its sole discretion, which satisfy the requirements of Section 401(a)(4) and Section 410 of the Code when considered with the other component plans of the Required Aggregation Group.

         (c) "Aggregation Group Plan" means the Plan and each other plan in the Aggregation Group.

         (d) "Current Plan Year" means (i) with respect to the Plan, the Plan Year in which the Determination Date occurs, and (ii) with respect to each other

                  Aggregation Group Plan, the plan year of such other plan in which occurs the Determination Date of such other plan.

         (e) "Determination Date" means (i) with respect to the Plan and its Plan Year, the last day of the preceding Plan Year, or
                  (ii) with respect to any other Aggregation Group Plan in any calendar year during which the Plan is not the only component plan of an Aggregation Group, the determination date of each plan in such Aggregation Group to occur during the calendar year as determined under the provisions of each such plan.

         (f) "Former Key Employee" means an Employee (including a terminated Employee) who is not a Key Employee in the Current Plan Year nor during the four preceding Plan Years but who was a Key Employee at any time prior to the four preceding Plan Years.

         (g) "Key Employee" means an Employee (including a terminated Employee) who at any time during the Current Plan Year or at any time during the four preceding Plan Years is:

                  (i) An officer of an Employer or a Controlled Group Member of an Employer whose total Compensation from the Employer and the Controlled Group Member during the Plan Year is greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code (as adjusted for cost-of-living increases by the Secretary of the Treasury) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of (A) 50 Employees, or (B) the greater of (1) three Employees or (2) 10% (rounded to the next whole integer) of the greatest number of Employees during the Current Plan Year or any of the preceding four Plan Years shall be considered as officers for this purpose. Such officers considered will be those with the greatest annual Compensation as an officer during the five-year period ending on the Determination Date;

                  (ii) One of the ten Employees who owns (or is considered to own within the meaning of Section 318 of the Code) more than a 1/2% interest in value and the largest percentage ownership interest in value in an Employer or a Controlled Group Member of an Employer (considered separately), and whose total annual Compensation from the Employer and the Controlled Group Member is not less than the amount specified in
                           Section 415(c)(1)(A) of the Code (as adjusted for cost-of-living increases by the Secretary of the Treasury) for the calendar year in which the Plan Year ends;

                  (iii) A person who owns more than 5% of the value of the outstanding stock of an Employer or of any Controlled Group Member of the Employer or more than 5% of the total combined voting power of all stock of the Employer or any Controlled Group Member of the Employer (considered separately); or

                  (iv) A person who owns more than 1% of the value of the outstanding stock of an Employer or a Controlled Group Member of the Employer or more than 1% of the total combined voting power of all stock of the Employer or of the Controlled Group Member (considered separately) and whose total annual Compensation from the Employer and the Controlled Group Member is in excess of $150,000.

                  The rules of Section 416(i)(1)(B) and (C) of the Code shall be applied for purposes of determining an Employee's ownership interest in an Employer or a Controlled Group Member of an Employer for purposes of subparagraphs (iii) and (iv) above. For purposes of this subsection (g), "value" means fair market value. A Beneficiary (who would not otherwise be considered a Key Employee) of a deceased Key Employee shall be deemed to be a Key Employee in substitution for such deceased Key Employee.

         (h) "Top-Heavy Plan" means the Plan with respect to any Plan Year if the Aggregate Benefit of all Key Employees or the Beneficiaries of Key Employees determined on the Determination Date is an amount in excess of 60% of the Aggregate Benefit of all persons who are Employees within the Current Plan Year, excluding Former Key Employees, plus the Aggregate Benefit of persons who have been Employees (but are not Former Key Employees) within the four preceding Plan Years but who are not Employees in the Current Plan Year. With respect to any calendar year during which the Plan is not the only Aggregation Group Plan, the ratio determined under the preceding sentence shall be computed based on the sum of the Aggregate Benefits of each Aggregation Group Plan totaled as of the last Determination Date of any Aggregation Group Plan to occur during the calendar year.


         12.3. MAXIMUM BENEFIT ACCRUAL. For any Plan Year that the Plan is a Top-Heavy Plan, the denominator of the "defined benefit fraction" and the denominator of the "defined contribution fraction" (as defined in Section 4.9) shall be determined by substituting "1.0" for "1.25". The preceding sentence shall not apply with respect to any Plan Year that the Plan is a Top-Heavy Plan if the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" in subsection 12.2(h). This Section shall not apply with respect to an Employee for any Plan Year during which he accrues no benefit under any plan of the Aggregation Group.

         12.4. TERMINATION OF TOP-HEAVY STATUS. If the Plan has been determined to be a Top-Heavy Plan for one or more Plan Years and thereafter ceases to be a Top-Heavy Plan, the provisions of this Section 12 shall cease to apply to such Plan effective as of the Determination Date on which the Plan is not a Top-Heavy Plan.

                                   SECTION 13
                                   ----------

                        Adoption and Withdrawal From Plan
                        ---------------------------------


         13.1. PROCEDURE FOR ADOPTION. Any Employer and certain unrelated companies (as provided in Section 13.3) may adopt the Plan for the benefit of their Employees as of a date specified. No such adoption shall be effective until such adoption has been approved by the Administrative Committee. Notwithstanding any term or provision of the Plan to the contrary, the terms and provisions as may be imposed with respect to such Employer Employers and their Employees in an applicable supplement or appendix to the Plan shall govern. Any Employer who adopts the Plan in accordance with this Section or Section 13.3 agrees to be bound by all the terms, provisions, conditions and limitations of the Plan and the accompanying Trust Agreement which are pertinent to any entity defined as an "Employer" in the Plan with respect to its Eligible Employees under the Plan. Such Employer further agrees that the Administrative Committee and the Investment Committee shall act for the Employer and its Eligible Employees under the provisions of the Plan. Such Employer further agrees to furnish from time to time such information with reference to its Eligible Employees as may be required by the Administrative Committee or the Investment Committee.


         13.2. PROCEDURE FOR WITHDRAWAL. Any Employer (other than the Company) may, with the consent of the Company, and subject to such conditions as may be imposed by the Company, terminate its adoption of the Plan. Upon discontinuance of an Employer's participation in the Plan, the Trustee shall cause a determination to be made of the equitable part of the Plan assets held on account of Participants of the withdrawing Employer and their Beneficiaries. The Administrative Committee shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing Employer. Such withdrawing Employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to Plan assets. The plan of the withdrawing Employer shall, until amended by the withdrawing Employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing Employer the words "Employer", "Employers", and "Company" shall thereafter be considered to refer only to the withdrawing Employer. Any discontinuance of participation by an Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing Employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he or she would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

         13.3. ADOPTION OF PLAN BY UNRELATED EMPLOYERS. The Company may authorize companies that are not Controlled Group Member with respect to the Company to adopt the Plan. Such authorization may extend to an individual company or to a group of related companies. Any such company that is authorized to adopt the Plan for the benefit of its employees shall do so in accordance with Section 13.1. For purposes of such adoption and for purposes of its participation in the Plan, any such company shall be deemed to be an "Employer" hereunder and shall be subject to all terms of the Plan applicable to an Employer.

                                 FIRST AMENDMENT
                                 ---------------
                                       OF
                                       --
                     ALLEGIANCE CORPORATION RETIREMENT PLAN
                     --------------------------------------


                WHEREAS, Allegiance Corporation (the "Company") maintains Allegiance Corporation Retirement Plan (the "Plan"); and

                WHEREAS, amendment of the Plan now is considered desirable;

                NOW, THEREFORE, by virtue of the power reserved to the Company by Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the Company, the Plan hereby is amended effective as of October 1, 1996 in the following particulars:

                1. By changing the name of the Plan to "Allegiance Retirement Plan" wherever the name of the Plan appears in the Plan document.


                2. By substituting the following for Section 4.2 of the Plan:

                "4.2. FIXED CONTRIBUTIONS. Effective January 1, 1997, for each Plan Year, the Employers will make a 'Fixed Contribution' to the Trustee for allocation to each Eligible Participant (as defined below) in an amount equal to 3% of each Eligible Participants' Base Pay for such Plan Year, provided that the Employers' contribution shall be reduced by the amount of Forfeitures, if any, attributable to prior Fixed Contributions which are to be allocated as of the last day of such Plan Year. For purposes of this Section 4.2, an 'Eligible Participant' means a Participant who is employed by an Employer and is an Eligible Employee on the last day of the Plan Year or a Participant who retired or died during the Plan Year. Each Eligible Participant shall receive an allocation of 3% of the Eligible Participant's Base Pay allocated to the Participant's Fixed Account."


                3. By substituting the following for Section 4.3 of the Plan:

                "4.3. TRANSITION CONTRIBUTIONS. Effective January 1, 1997 and for the eight Plan Years beginning on and after January 1, 1997, the Employers will make a 'Transition Contribution' to the Trustee for allocation to each Transition Participant (as defined below) eligible for a Transition I Benefit or Transition II

        Benefit, (as specified below) in an amount equal to the sum of the amounts owed to all Transition Participants so entitled. The Transition Contributions will be allocated to such Transition Participants according to the following schedule:

                         (a) TRANSITION I BENEFIT: Each Transition Participant who, as of October 1, 1996, had at least 55 points and at least 10 Years of Benefit Service, each determined under the Baxter International, Inc. and Subsidiaries Pension Plan shall be entitled to a Transition I Benefit according to the following schedule:

                                  Points as of        Contribution as a
                                  October 1, 1996     Percent of Base Pay
                                  ---------------     -------------------

                                  55 through 59             3%
                                  60 to 64                  4%
                                  65 to 69                  5%
                                  70 to 74                  6%
                                  75 to 79                  7%
                                  80 or more                8%

                         (b) TRANSITION II BENEFIT: Each Transition Participant who, as of October 1, 1996, had less than 55 points but at least 15 Years of Benefit Service, each determined under the Baxter International, Inc. and Subsidiaries Pension Plan, shall be entitled to receive a Transition II Benefit of 2% of his annual Base Pay.

        For purposes of this Section 4.3 a 'Transition Participant' means a Participant who (i) was an active participant under the Baxter International, Inc. and Subsidiaries Pension Plan on September 30, 1996,
        (ii) transferred directly from employment with Baxter International, Inc. or one of its subsidiaries to employment with an Employer hereunder prior to January 1, 1997, (iii) has not incurred a Termination of Employment and (iv) is employed on the last day of the Plan Year or retired or died during the Plan Year."

                IN WITNESS WHEREOF, the undersigned officers of the Company have caused these presents to be executed this 15th day of November, 1996.

                                          ALLEGIANCE CORPORATION



                                          By   /s/ Robert B. Debaun
                                             -----------------------------------
                                                   Robert B. DeBaun
                                                   Corporate Vice President
                                                   Human Resources

                                SECOND AMENDMENT
                                ----------------
                                       OF
                                       --
                           ALLEGIANCE RETIREMENT PLAN
                           --------------------------


                WHEREAS, Allegiance Corporation (the "Company") maintains Allegiance Retirement Plan (the "Plan"); and

                WHEREAS, amendment of the Plan now is considered desirable;

                NOW, THEREFORE, by virtue of the power reserved to the Administrative Committee by Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the Company, the Plan hereby is amended effective as of October 1, 1996, except as otherwise provided below, in the following particulars:


                1. By restating the last sentence of the second paragraph of
Section 3.5 of The Plan to read as follows:

        "Salary reduction contributions made by a Participant under any other tax-qualified defined contribution plan maintained by the Participant's Employer or any Controlled Group Member of such Employer shall be included in computing his deferral percentage to the extent the Administrative Committee elects to aggregate such other defined contribution plan with the Plan for purposes of the nondiscrimination test of this Section 3.5 or the coverage test of Code Section 410(b). The Administrative Committee may elect to complete and comply with the Actual Deferral Percentage test identified in this Section 3.5 by separating the Plan into two portions, one benefiting only Participants who have not yet reached age 21 and completed a year of service (as that term is defined in Code Section 410(a)(3)) and the other benefiting Participants who have reached age 21 and completed a year of service (as that term is defined in Code Section 410(a)(3)). For any Plan Year that the Company chooses to test the Plan in two portions, the Plan must also satisfy Code Section 410(b) with respect to each portion."


                2. By restating Section 3.9 in its entirety, effective January 1, 1997, to read as follows:

        "Effective January 1, 1997, a 'Highly Compensated Employee' means an Employee who:

                (a) was a 5 percent owner (as defined in Section 416(i)(1) of the Code) of an Employer during the Plan Year or the preceding Plan Year; or

                (b) received more than $80,000 (or such other amount as determined under Section 414(q)(1)(C) of the Code) in annual Compensation from the Employers during the preceding Plan Year and was in the top 20% of Employees when ranked on the basis of Compensation paid during the preceding Plan Year.

        The determination of whether a Participant is a Highly Compensated Employee for a Plan Year shall be based upon the Participant's Employer as of that first day of that Plan Year and the Compensation the Participant received from that Employer."


                3. By adding the following at the end of Section 4.3 of the Plan, effective January 1, 1997:

        "If, due to the limitations of Section 4.8 of the Plan, a Participant who is not a Highly Compensated Employee is unable to receive an allocation of the entire Transition Contribution owed to the Participant for a Plan Year, such Participant will receive in the next Plan Year an allocation of the amount of the Transition Contribution not previously allocated, in addition to the Transition Contribution owed for that Plan Year."


                4. By restating the second sentence of Section 5.7 of the Plan, effective January 1, 1997, to read as follows:

        "Fixed Contributions, Transition Contributions and Performance Contributions shall be credited to the appropriate Accounts of Participants as of the last day of the Plan Year, regardless of when paid to the Trustee, except that the Administrative Committee may, in its discretion, credit Transition Contributions on any Accounting Date prior to the last day of the Plan Year."

                5. By deleting the reference to severance pay in Section 7.3(ii) of the Plan.

                6. By restating the last sentence of Section 7.4 of the Plan to read as follows:

        "If a Participant is reemployed by an Employer before he incurs five consecutive one-year Breaks in Service and at the time of his previous Termination of Employment a portion of his Matching Account, Fixed Account, Transition Account, Performance Account or Profit Sharing Account became a Forfeiture, he may repay to the Trustee (within five years of his date of reemployment) the total amount distributed to him from such Accounts as of result of his previous Termination of Employment. If a Participant makes such a repayment to the Trustee, both the amount of the repayment and the Forfeitures which resulted from his previous Termination of Employment shall be credited to the appropriate Accounts of the Participant as of the next Accounting Date. The amounts necessary to restore the Forfeitures in accordance with this Section 7.4 shall be taken from other Forfeitures not yet applied towards Employer contributions pursuant to Section 4, and if such Forfeitures are not sufficient, then from an initial allocation of Employer contributions to the extent necessary to satisfy such restoration. In lieu of such method of restoring the Forfeitures, the Participant's Employer may make a special contribution which shall be allocated solely for purposes of such restoration."


                7. By restating the first sentence of Section 7.5(e) to read as follows:

        "Benefits payable to a former spouse or other member or former member of the Participant's family pursuant to a Qualified Domestic Relations Order (as defined in Code Section 414(p)) will commence on the earliest date provided in the order, but no sooner than the date the Administrative Committee or its delegate completes its determination that the order satisfies the requirements set forth in Code Section 414(p)."


                8. By inserting the following after the second sentence of
Section 8.2(k) of the Plan:

        "If a Participant with an outstanding loan goes on an unpaid leave of absence, making payroll deductions impossible, the loan repayments will accumulate until the end of the unpaid leave, and will be deducted from the Participant's pay on the first payroll after the Participant returns and from subsequent payrolls to the extent necessary. If the Participant incurs a Termination of Employment prior to the end of the unpaid leave of absence, the Participant must repay the entire outstanding balance of the loan within six months of such Termination of Employment."

                IN WITNESS WHEREOF, the undersigned officer of the Company have caused these presents to be executed this 19th day of August, 1997.




                                               ALLEGIANCE CORPORATION



                                               By /s/ Robert B. Debaun
                                                  ------------------------------
                                                      Robert B. DeBaun
                                                      Corporate Vice President
                                                      Human Resources

                                 THIRD AMENDMENT
                                 ---------------
                                       OF
                                       --
                     ALLEGIANCE CORPORATION RETIREMENT PLAN
                     --------------------------------------


                  WHEREAS, Allegiance Corporation (the "Company") maintains Allegiance Corporation Retirement Plan (the "Plan"); and

                  WHEREAS, amendment of the Plan now is considered desirable;

                  NOW, THEREFORE, by virtue of the power reserved to the Company by Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the Company, the Plan hereby is amended effective as of January 1, 1998 in the following particulars:


         1.       By substituting the following for Section 4.3 of the Plan:

              "4.3. TRANSITION CONTRIBUTIONS. Effective January 1, 1997 and for each of the eight Plan Years beginning on and after January 1, 1997, the Employers will make a `Transition Contribution' to the Trustee for allocation to each Transition Participant (as defined below) eligible for a Transition I Benefit or Transition II Benefit, (as specified below) in an amount equal to the sum of the amounts owed to all Transition Participants so entitled. The Transition Contributions will be allocated to such Transition Participants according to the following schedule:

                  (a) TRANSITION I BENEFIT: Each Transition Participant who, as of October 1, 1996, had at least 55 points and at least 10 Years of Benefit Service, each determined under the Baxter International, Inc. and Subsidiaries Pension Plan shall be entitled to a Transition I Benefit according to the following schedule:

                           Points as of         Contribution as a
                           October 1, 1996     Percent of Base Pay
                           ---------------     -------------------

                           55 through 59             3%
                           60 to 64                  4%
                           65 to 69                  5%
                           70 to 74                  6%
                           75 to 79                  7%
                           80 or more                8%

                  (b) TRANSITION II BENEFIT: Each Transition Participant who, as of October 1, 1996, had less than 55 points but at least 15 Years of Benefit Service, each determined under the Baxter International, Inc. and Subsidiaries Pension Plan, shall be entitled to receive a Transition II Benefit of 2% of his annual Base Pay.

         For purposes of this Section 4.3 a `Transition Participant' for a Plan Year means a Participant who (i) was an active participant under the Baxter International, Inc. and Subsidiaries Pension Plan on September 30, 1996, (ii) transferred directly from employment with Baxter International, Inc. or one of its subsidiaries to employment with an Employer hereunder prior to January 1, 1997, (iii) has not incurred a Termination of Employment (or was rehired within one (1) year of an involuntary Termination of Employment) AND (iv) is employed on the last day of the applicable Plan Year or retired or died during the Plan Year. A Participant's Termination of Employment shall be considered `Involuntary' if the Participant's job is eliminated or the Participant leaves employment as the result of a divestiture or the closing of a facility or operation of the Company."


         IN WITNESS WHEREOF, the undersigned officers of the Company have caused these presents to be executed this 28th day of May, 1998.

                                         ALLEGIANCE CORPORATION



                                         By /s/ Robert B. Debaun
                                            ------------------------------------
                                                Robert B. DeBaun
                                                Corporate Vice President
                                                Human Resources

                                FOURTH AMENDMENT
                                ----------------
                                       OF
                                       --
                           ALLEGIANCE RETIREMENT PLAN
                           --------------------------



                  WHEREAS, Allegiance Corporation (the "Company") maintains the Allegiance Retirement Plan (the "Plan"); and


                  WHEREAS, the Plan has previously been amended and further amendment of the Plan is now considered desirable to maintain the Plan's tax-qualified status;

                  NOW, THEREFORE, by virtue of the power reserved to the Administrative Committee by Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the Company, the Plan is hereby amended in the following particulars:

                  1. Effective as of October 1, 1996, by deleting paragraph (b) of Section 2.1 and renaming paragraph (c) as paragraph (b) accordingly.

                  2. Effective as of January 1, 1998, by substituting the number "$10,000" for "$9,500" where the latter appears in Section 3.4 of the Plan.

                  3. Effective as of January 1, 1997, by substituting the following for paragraphs (a) and (b) of the first paragraph of Section 3.5 of the Plan:
         "(a) the Actual Deferral Percentage of all other Participants for the preceding Plan Year multiplied by 1.25; or

         (b) the Actual Deferral Percentage of all other Participants for the preceding Plan Year multiplied by 2.0; provided that the Actual Deferral Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than 2 percentage points."


                  4. Effective as of January 1, 1997, by deleting the last sentence of the third paragraph of Section 3.5 of the Plan (including paragraphs
(a) and (b)) and substituting the following:

         "The amount of a Participant's Compensation that may be taken into account for any purpose of the Plan shall not exceed $150,000, as adjusted pursuant to Section 401(a)(17) of the Code."

                  5. Effective as of January 1, 1997, by substituting the following sentence for the first two sentences of the last paragraph of Section
3.5 of the Plan:

         "If, for a Plan Year, Pay Deferral Contributions made on behalf of the Highly Compensated Employees exceed the limitations of this Section 3.5, the excess Pay Deferral Contributions made by the Highly Compensated Employees (and any earnings thereon) will be refunded (in the order of their Pay Deferral Contribution amounts beginning with the largest amount) to the extent necessary to meet such limitations, generally within two and one-half months after the end of that Plan Year, but in no event later than the last day of the first Plan Year beginning after that Plan Year."

                  6. Effective as of January 1, 1997, by deleting the entire third sentence of Section 3.8 of the Plan (including paragraphs (i) and (ii)) and substituting the following:

         "The amount of a Participant's Base Pay that may be taken into account for any purpose of the Plan shall not exceed $150,000, as adjusted pursuant to Section 401(a)(17) of the Code."

                  7. Effective as of October 1, 1996, by substituting the following for the first sentence of Section 4.5 of the Plan:

         "During any Plan Year, the Employers may make a "Nonelective Contribution" to the Trustee for allocation to Participants who are not Highly Compensated Employees in such amount, if any, as shall be determined by the Employers to be necessary under Section 3.5 of the Plan."


                  8. Effective as of January 1, 1997, by substituting the following for paragraphs (a) and (b) of the first paragraph of Section 4.6 of the Plan:


         "(a) the Actual Contribution Percentage of all other Participants for the preceding Plan Year multiplied by 1.25; or

         (b) the Actual Contribution Percentage of all other Participants for the preceding Plan Year multiplied by 2.0; provided that the Actual Contribution Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than 2 percentage points."


                  9. Effective as of January 1, 1997, by substituting the following sentence for the second and third sentences of the last paragraph of
Section 4.6 of the Plan:

         "If, for a Plan Year, Matching Contributions made on behalf of the Highly Compensated Employees exceed the limitations of this Section 4.6, the excess Matching Contributions made on behalf of the Highly Compensated Employees (and any earnings thereon) will be refunded (in the order of their Matching Contribution amounts beginning with the largest amount) to the extent necessary to meet such limitations, generally within two and one-half months after the end of that Plan Year, but in no event later than the last day of the first Plan Year beginning after that Plan Year."


                  10. Effective as of October 1, 1996, by restating the first sentence of Section 4.7 to read as follows:


         "In accordance with Treasury Regulation ss.1.401(m)-2(c), multiple use of the alternative limitation which occurs as a result of testing under the limitations described in Section 3.5 and 4.6 will be corrected by reducing the Actual

        Deferral Percentage of highly compensated employees, reducing the Actual Contribution Percentage of highly compensated employees, or a combination of the two methods."


                  11. Effective as of January 1, 1997, by deleting the phrase "(or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the calendar year which begins with or within that Plan Year)" from the first sentence of Section 4.8 of the Plan.

                  12. Effective as of October 1, 1996, by restating the last sentence of Section 4.8 to read as follows:

         "Any Employer contributions which cannot be allocated to a Participant because of the foregoing limitations shall be held in an unallocated suspense account and be applied in succeeding Plan Years, in order of time, to reduce the Employers' contributions."


                  13. Effective January 1, 2000, by deleting Section 4.9 from the Plan, by redesignating Sections 4.10, 4.11, 4.12, and 4.13 thereof as Sections 4.9, 4.10, 4.11, and 4.12, respectively, and by making all other corresponding changes throughout the Plan.

                  14. Effective as of October 1, 1996, by substituting the following for paragraph (a) of Section 5.1 of the Plan:

         "(a) BEFORE-TAX ACCOUNT: A "Before-Tax Account" shall be maintained for each Participant. This account shall represent the amount of such Participant's Pay Deferral Contribution to this Plan and the Prior Plan, Nonelective Contributions allocated to such Participant under the Plan, and the expenses, distributions, earnings and losses attributable to such account."

                  15. Effective as of January 1, 1998, by substituting the number "$5,000" for "$3,500" wherever the latter appears in Section 7 of the Plan.

                  16. Effective as of October 1, 1996, by substituting the following for the first sentence of the second paragraph of Section 7.2 of the
Plan:

         "Notwithstanding the preceding sentence, if a Participant in the Plan was employed by Baxter International Inc. and/or any of its subsidiaries or related companies immediately preceding the Effective Date and became a Participant in the Plan on the Effective Date, the balances in his Matching Account, Fixed Account, Transition Account, Performance Account, and Profit Sharing Account shall be determined in accordance with the following schedule:"


                  17. Effective as of October 1, 1996, by adding the following at the end of Section 7.4 of the Plan:

         "A `Break in Service' is any Plan Year in which a Participant or an employee does not complete more than 500 Hours of Service. An employee or a Participant will be credited with up to 501 Hours of Service on account of an absence described in paragraphs (a) through (d) below, but only with respect to the Plan Year in which such absence from work begins, if such employee or Participant would be prevented from incurring a Break in Service in such year solely because Hours of Service are credited to him for the period of absence described in paragraphs (a) through (d) below or, in any other case, in the immediately following Plan Year. The periods of absence described in the preceding sentence are those on account of :

         (a)      the pregnancy of the employee or Participant;

         (b)      the birth of a child of the employee or Participant;

         (c) the placement of a child with the employee or Participant in connection with the adoption of such child by such employee or Participant; and

         (d) caring for such child for a period beginning immediately following such birth or placement."

                  18. Effective as of January 1, 1997, by substituting the following for the third sentence of paragraph (f) of Section 7.5 of the Plan:

         "A Participant's 'required beginning date' is April 1 of the calendar year next following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant retires; provided, that the required beginning date of a Participant who is a 5 percent owner of an employer (as defined in Code
         Section 416) is April 1 of the calendar year next following the calendar year in which such Participant attains age 70-1/2."


                  19. Effective as of October 1, 1996, by adding the following at the end of Section 7.6 of the Plan:


         "If a Participant receives a distribution under paragraph (c) or (d) above, is later reemployed by an Employer prior to incurring five consecutive Breaks in Service, but leaves before becoming fully vested, then: (i) the Participant's vested percentage as of the subsequent resignation or dismissal shall apply to amounts not distributed after the first resignation or dismissal, and (ii) as of the Accounting Date coincident with or next following the date on which the Participant first incurs a Break in Service after such subsequent resignation or dismissal (after all adjustments then required under the Plan have been made), then his Forfeitures under Section 7.4 of the Plan shall be reduced by an amount determined by multiplying the Forfeitures by the produce of the following: (X - Y) divided by (100% - Y), where X equals the Participant's vested percentage on the date of his subsequent Settlement Date and Y equals the Participant's vested percentage on the date of his prior Settlement Date. The Forfeitures after the foregoing reduction will be nonforfeitable and will be distributable to the to Participant in accordance with the provisions of Sections 7.5 and 7.6."


                  20. Effective as of January 1, 1997, by substituting the following sentence for the third sentence of paragraph (d) of Section 7.9 of the
Plan:


         "The Participant will receive a written explanation of the Qualified Joint and Survivor Annuity form of payment not more than 90 nor less than 30 days prior to the date his distribution is to begin (or, if the Participant elects, at least 7 days before the date his distribution is to begin)."


                  21. Effective as of October 1, 1996, by adding the following new Section 11.18 to the Plan immediately after Section 11.17 thereof:

         "11.18 MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code
         Section 414(u)."


                  22. Effective as of October 1, 1996, by restating paragraph
(e) of Section 12.2 to read as follows:

         "(e) "Determination Date" means (i) with respect to the Plan and its Plan Year, the last day of the preceding Plan Year, provided that for the first Plan Year, the last day of such year, or (ii) with respect to any other Aggregation Group Plan in any calendar year during which the Plan is not the only component plan of an Aggregation Group, the determination date of each plan in such Aggregation Group to occur during the calendar year as determined under the provisions of each such plan."

                  23. Effective as of October 1, 1996, by adding the following as paragraph (i) of Section 12.2 of the Plan:

         "Non-Key Employee" means any Employee who is not a Key Employee, and includes all Former Key Employees."

                  24. Effective January 1, 2000, by deleting Section 12.3 from the Plan, by redesignating Sections 12.4, 12.5 and 12.6 thereof as Sections 12.3, 12.4 and 12.5, and by making all other corresponding changes throughout the Plan.

                  25. Effective as of October 1, 1996, by adding the following as Sections 12.4 and 12.5 of the Plan and redesignating Section 12.4 as 12.6 of the Plan:

         "12.4 MINIMUM CONTRIBUTION. For any Plan Year that the Plan is a Top-Heavy Plan, that the aggregate amount of Fixed Contributions, Transition Contributions and Performance Contributions allocated in such Plan Year to the Accounts of each Participant who is not a Key Employee and who is employed by an Employer as of the last day of the Plan Year, regardless of the number of Hours of Service which he completes during such Plan Year, may not be less than the lesser of:

         (a) three percent of his Compensation for the Plan Year; or

         (b) a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts (including Pay Deferral Contributions) of any Key Employee by that Key Employee's Compensation.

         12.5 MINIMUM VESTING. For any Plan Year that the Plan is a Top-Heavy Plan, the vesting schedule in the first paragraph of Section 7.2 shall be revised as follows:

                       If the Participant's Number of Years         The Vested Percentage of His
                       ------------------------------------         ----------------------------
                                   of Service Is:                          Accounts Will Be:
                                   --------------                          -----------------
                                  Less than 3 years                                  0%
                                   3 years or more                                 100%"


                  IN WITNESS WHEREOF, the undersigned officer of the Company has caused these presents to be executed this 28th of May, 1998.

                                           ALLEGIANCE CORPORATION

                                           By:/s/ Robert B. Debaun
                                              ----------------------------------
                                                  Robert B. DeBaun
                                                  Corporate Vice President
                                                  Human Resources

                                 FIFTH AMENDMENT
                                 ---------------
                                       OF
                                       --
                           ALLEGIANCE RETIREMENT PLAN
                           --------------------------


         WHEREAS, Allegiance Corporation (the "Company") maintains Allegiance Retirement Plan (the "Plan"); and

         WHEREAS, amendment of the Plan now is considered desirable;

         NOW, THEREFORE, by virtue of the power reserved to the Company by
Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the Company, the Plan hereby is amended effective as of January 1, by adding the following new Supplement A to the Plan immediately following Section 13 thereof:

                                  "SUPPLEMENT A
                                  -------------

                                     Sale of
                                     -------
                              Eaton, Ohio Facility
                              --------------------

                  A-1. INTRODUCTION. On or about August 31, 1998 (the "Transfer Date") Allegiance Corporation sold its manufacturing facility located in Eaton, Ohio (the `Eaton Facility') and transferred the employees employed at the Eaton Facility (`Eaton Employees') to the purchaser of the Eaton Facility. The purpose of this Supplement A is to modify the provisions of the Plan as applied to Eaton Employees.

                  A-2. CONTRIBUTIONS. Notwithstanding the provisions of the Plan to the contrary, for the Plan Year ending December 31, 1998 for purposes of Sections 4.2 and 4.3 of the Plan, an `Eligible Participant' shall include a Participant who was an Eaton Employee on the Transfer Date.

                  A-3. FULL VESTING. Notwithstanding the provisions of Section
         7.2 of the Plan to the contrary, the Vested Percentage of each Eaton Employee who is a Participant in the Plan on the Transfer Date shall be 100 percent."


         IN WITNESS WHEREOF, the undersigned officers of the Company have caused these presents to be executed this 16th day of December, 1998.

                                        ALLEGIANCE CORPORATION


                                        By /s/ Robert B. Debaun
                                               ---------------------------
                                               Robert B. DeBaun
                                               Corporate Vice President
                                               Human Resources

                                 SIXTH AMENDMENT
                                 ---------------
                                       OF
                                       --
                           ALLEGIANCE RETIREMENT PLAN
                           --------------------------


                  WHEREAS, Allegiance Corporation (the "Company") maintains the Allegiance Retirement Plan (the "Plan"); and


                  WHEREAS, the Plan has previously been amended and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue of the power reserved to the Administrative Committee by Section 10.1 of the Plan, and in exercise of the authority delegated to the undersigned officer of the Company, the Plan is hereby amended, effective as of the dates listed below, as follows:

         1. By restating the last paragraph of Section 4.3 to read as follows, effective October 1, 1996:

"For purposes of Section 4.3 a `Transition Participant' for a Plan Year means a Participant who ( i) was an active participant under the Baxter International, Inc. and Subsidiaries Pension Plan on September 30, 1996, (ii) transferred directly from employment with Baxter International, Inc. or one of its subsidiaries to employment with an Employer hereunder prior to January 1, 1997,
(iii) has not incurred a Termination of Employment (or was rehired within one
(1) year of an involuntary Termination of Employment) or Termination of Employment due to disability (for this purpose a Participant will be deemed to have incurred a "disability" if the Participant qualified for benfits under the long-term disability plan maintained for that Participant by Allegiance Corporation) AND (iv) is employed on the last day of the applicable Plan Year or retired or died during the Plan Year. A Participant's Termination of Employment shall be considered `involuntary' if the Participant's job is eliminated or the Participant leaves employment as the result of a divestiture, or the closing of a facility or operation of the Company."



2. By restating the last three sentences of Section 7.3 to read as follows, effective January 1, 1998.

         "with respect to Employees for whom records (including time schedules and other corporate records) are not ordinarily maintained and Employees paid on the basis of hours worked who are scheduled to work full-time, as of the first day of any week during which such Employees are required to be credited with at least One Hour of Service, they shall be credited with 45 Hours of Service for such week."


3. By adding the following Supplement A to the Plan immediately after Section 13 thereof, effective January 1, 1999.

                                  "SUPPLEMENT A
                                  -------------

        Provisions Relating to the Merger of the West Hudson 401(k) Plan
        ----------------------------------------------------------------


A-1. MERGER OF PLANS. Effective January 1, 1999 (the "Merger Date"), the West Hudson & Company, Inc. 401(k) Profit Sharing Plan (the "West Hudson Plan") shall be merged into the Plan and shall be continued in the form of the Plan on and after that date. The merger of the West Hudson Plan into the Plan and the resulting transfer of assets described in paragraph A-3 shall be made in accordance with Code Sections 401(a)(12) and 414(l) and the regulations thereunder.

A-2. ELIGIBILITY AND PARTICIPATION. Each participant in or beneficiary of the West Hudson Plan on December 31, 1998 shall become a Participant in the Plan on January 1, 1999 (a "West Hudson Participant" and collectively, the "West Hudson Participants"). For purposes of eligibility and vesting under the Plan, each other employee of West Hudson on or after the Merger Date shall be credited with any service while in the employ of West Hudson and shall become a Participant in the Plan on the first entry date following the date such employee meets the eligibility requirements set forth in Section 2.1 of the Plan.

A-3. TRANSFER OF ASSETS. The assets of the West Hudson Plan shall be transferred to the Allegiance Corporation Retirement Trust Agreement (the "Trust"), which Trust serves as the funding vehicle of the Plan, as soon as practicable after the Merger Date (the "Transfer Date").

A-4. TRANSFER OF ACCOUNT BALANCES. All accounts maintained under the West Hudson Plan on behalf of West Hudson Participants immediately prior to the Transfer Date shall be adjusted as of that date in accordance with the provisions of the West Hudson Plan. The net credit balances in such accounts, as adjusted, shall be transferred to the Plan (the "Transferred Accounts") and credited on the Transfer Date to the corresponding new accounts maintained for the West Hudson Participants under the Plan as follows:

                  West Hudson Account                  Allegiance Account
                  -------------------                  ------------------

                  Employee Deferral                    Before-Tax
                  Employer Matching                    Matching
                  Employer Contribution                Fixed
                  Employee After-Tax                   After-Tax
                  Employee Rollover                    Rollover

         Each West Hudson Participant's Transferred Account shall be invested in the Stable Income Fund until such time as the West Hudson Participant makes an election in accordance with Section 5.4 of the Plan, and such amounts shall be adjusted as of each Accounting Date in accordance with the provisions of the Plan. Each West Hudson Participant's Transferred Account shall be subject to the provisions of the Plan and shall be treated in a manner that conforms with Section 411(d)(6) of the Code and the regulations thereunder.

A-5. PLAN BENEFITS. All benefits accrued by West Hudson Participants on or after the Merger Date shall be pursuant to the terms of the Plan. Upon the retirement date or other termination of employment of each West Hudson Participant in the Plan, the benefits, if any, payable and the method of payment, to such Participant shall be determined in accordance with the Plan.

A-6. NORMAL RETIREMENT AGE. Notwithstanding any provision of the Plan to the contrary, the normal retirement age of a West Hudson Participant shall be 60 years of age. Upon attainment of age 60, a West Hudson Participant shall be 100% vested in all accounts maintained in his name under the Plan.

A-7. DISABILITY. Notwithstanding any provision in the Plan to the contrary, a West Hudson participant shall be 100% vested in all accounts maintained in his name under the Plan if he incurs a disability. A West Hudson participant shall be deemed to have incurred a disability if he is determined to be disabled by a physician approved by the Company.

A-8. SERVICE. A West Hudson Participant will be credited with all Years of Service earned under the West Hudson Plan as of the Merger Date. Such Years of Service shall receive full credit for all purposes of the Plan.


A-9. VESTING. The accounts of each West Hudson Participant in the Plan, other than Before Tax Account shall be subject to the following schedule.

                  If the Participant's           The Vested Percentage
                  Number of Years of             of His Accounts
                  Service Is:                    Will Be:
                  -----------                    ------------------
                  Less than 1 year               0%
                  1 year but less than 2 years   20%
                  2 years but less than 3 years  40%
                  3 years but less than 4 years  60%
                  4 years but less than 5 years  80%
                  5 years or more                100%

         No West Hudson Participant shall have a vested percentage after the Merger Date which is less than his vested percentage in his accounts in the West Hudson Plan prior to the Merger Date . In all other respects of the vested percentage of a West Hudson Participant shall be determined with respect to Section 7.2 of the Plan.


A-10. LOANS. Any outstanding Participant loans on the Merger Date that had been made to West Hudson Participants under the West Hudson Plan shall be maintained on or after that date under the Plan until all amounts of principal and interest thereon have been repaid. In addition, Participants subject to this Supplement A may apply for a loan pursuant to Section 8.2 of the Plan on or after the Merger Date.


A-11. TRANSFER OF RECORDS. On or as soon as practicable after the Transfer Date, the plan administrator of the West Hudson Plan shall transfer to the Company all administrative records maintained with respect to the West Hudson Participants.

A-12. USE OF TERMS. Terms used in this Supplement A with respect to the West Hudson Plan and terms used in this Supplement A with respect to the Plan shall, unless defined in this Supplement A, have the meanings of those terms as defined in the West Hudson Plan or the Plan as the case may be.


                                    *   *   *

                  IN WITNESS WHEREOF, the undersigned officer of the Company has caused these presents to be executed this 31st of December, 1998.

                                  ALLEGIANCE CORPORATION

                                  By:/s/ Robert B. Debaun
                                     -----------------------------------
                                         Robert B. DeBaun
                                         Corporate Vice President
                                         Human Resources